EXHIBIT 4.1





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                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                             as Seller and Servicer


                                       and


                     CHASE MANHATTAN AUTO OWNER TRUST 2003-B


                                    as Issuer




                          SALE AND SERVICING AGREEMENT


                            Dated as of July 25, 2003


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

                                TABLE OF CONTENTS

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                                                  ARTICLE I

                                                 DEFINITIONS

SECTION 1.1    Definitions...................................................................................1
SECTION 1.2    Usage of Terms...............................................................................22
SECTION 1.3    Simple Interest Method; Methods of Allocating Payments or Receivables;
                  Allocations...............................................................................22

                                                  ARTICLE II

                                          CONVEYANCE OF RECEIVABLES

SECTION 2.1    Conveyance of Receivables....................................................................22
SECTION 2.2    Closing......................................................................................23

                                                 ARTICLE III

                                               THE RECEIVABLES

SECTION 3.1    Representations and Warranties of Seller; Conditions Relating to Receivables.................23
SECTION 3.2    Repurchase Upon Breach or Failure of a Condition.............................................27
SECTION 3.3    Custody of Receivable Files..................................................................28
SECTION 3.4    Duties of Servicer as Custodian..............................................................28
SECTION 3.5    Instructions; Authority to Act...............................................................29
SECTION 3.6    Custodian's Indemnification..................................................................30
SECTION 3.7    Effective Period and Termination.............................................................30

                                                  ARTICLE IV

                                 ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1    Duties of Servicer...........................................................................30
SECTION 4.2    Collection of Receivable Payments; Refinancing...............................................31
SECTION 4.3    Realization Upon Receivables.................................................................31
SECTION 4.4    Maintenance of Security Interests in Financed Vehicles.......................................32
SECTION 4.5    Covenants of Servicer........................................................................33
SECTION 4.6    Purchase of Receivables Upon Breach..........................................................33
SECTION 4.7    Servicing Fee................................................................................33
SECTION 4.8    Servicer's Certificate.......................................................................34
SECTION 4.9    Annual Statement as to Compliance............................................................34
SECTION 4.10   Annual Audit Report..........................................................................35
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                                        i

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
SECTION 4.11   Access by Holders to Certain Documentation and Information Regarding
                 Receivables................................................................................35
SECTION 4.12   Reports to Holders and the Rating Agencies...................................................36
SECTION 4.13   Reports to the Securities and Exchange Commission............................................36

                                                  ARTICLE V

                                           ACCOUNTS; DISTRIBUTIONS;
                                       STATEMENTS TO CERTIFICATEHOLDERS

SECTION 5.1   Establishment of Collection Account and Note Distribution Account.............................36
SECTION 5.2   Collections...................................................................................37
SECTION 5.3   [Reserved]....................................................................................38
SECTION 5.4   Additional Deposits...........................................................................38
SECTION 5.5   Distributions.................................................................................38
SECTION 5.6   Yield Supplement Account......................................................................39
SECTION 5.7   Reserve Account...............................................................................40
SECTION 5.8   Net Deposits..................................................................................41
SECTION 5.9   Statements to Certificateholders and Noteholders..............................................41

                                                  ARTICLE VI

                                                  THE SELLER

SECTION 6.1   Representations of Seller.....................................................................42
SECTION 6.2   Liability of Seller; Indemnities..............................................................44
SECTION 6.3   Merger or Consolidation of Seller.............................................................44
SECTION 6.4   Limitation on Liability of Seller and Others..................................................44
SECTION 6.5   Seller May Own Notes and Certificates.........................................................45

                                                 ARTICLE VII

                                                 THE SERVICER

SECTION 7.1   Representations of Servicer...................................................................45
SECTION 7.2   Liability of Servicer; Indemnities............................................................46
SECTION 7.3   Merger or Consolidation of Servicer...........................................................47
SECTION 7.4   Limitation on Liability of Servicer and Others................................................47
SECTION 7.5   Servicer Not To Resign........................................................................48
SECTION 7.6   Delegation of Duties..........................................................................48

                                                 ARTICLE VIII

                                       EVENTS OF SERVICING TERMINATION

SECTION 8.1   Events of Servicing Termination...............................................................49
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                                       ii

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
SECTION 8.2   Indenture Trustee to Act; Appointment of Successor Servicer...................................50
SECTION 8.3   Notification to Noteholders and Certificateholders............................................51
SECTION 8.4   Waiver of Past Defaults.......................................................................51

                                                  ARTICLE IX

                                                 TERMINATION

SECTION 9.1   Optional Purchase of All Receivables; Trust Termination.......................................51

                                                  ARTICLE X

                                           MISCELLANEOUS PROVISIONS

SECTION 10.1  Amendment.....................................................................................53
SECTION 10.2  Protection of Title to Owner Trust Estate.....................................................54
SECTION 10.3  GOVERNING LAW.................................................................................56
SECTION 10.4  Notices.......................................................................................56
SECTION 10.5  Severability of Provisions....................................................................56
SECTION 10.6  Assignment....................................................................................57
SECTION 10.7  Certificates and Notes Nonassessable and Fully Paid...........................................57
SECTION 10.8  Third-Party Beneficiaries.....................................................................57
SECTION 10.9  Assignment to Indenture Trustee...............................................................57
SECTION 10.10 Limitation of Liability of Owner Trustee and Indenture Trustee................................57
SECTION 10.11 No Petition...................................................................................58
SECTION 10.12 Disclosure....................................................................................58
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                                      iii

                                    SCHEDULES

Schedule A    -    Schedule of Receivables
Schedule B    -    Location of Receivable Files

                                    EXHIBITS

Exhibit A     -     Form of Servicer's Certificate
Exhibit B     -     Form of Monthly Report
Exhibit C     -     Form of Collection Account Control Agreement
Exhibit D     -     Form of Reserve Account Control Agreement
Exhibit E     -     Form of Yield Supplement Account Control Agreement

                  This SALE AND SERVICING AGREEMENT, dated as of July 25, 2003, (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is made between CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association having its principal executive offices located at 200 White Clay Center Drive, Newark, Delaware 19711 ("Chase USA," the "Seller" or the "Servicer" in its respective capacities as such), and CHASE MANHATTAN AUTO OWNER TRUST 2003-B, as issuer (the "Issuer").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Accrued Interest" on a Receivable, as of any date of determination, means that amount of interest accrued on the Principal Balance at the related Contract Rate but not paid by or on behalf of the Obligor.

                  "Administration Agreement" means the Administration Agreement, dated as of July 25, 2003, among the Issuer, the Administrator and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Administrator" means JPMorgan Chase Bank, a New York banking corporation, as administrator, and its successors and assigns.

                  "Administration Fee" means $1,000, the fee payable to the Administrator on each Payment Date pursuant to Section 5.5(c) for services rendered pursuant to the Administration Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person unless such other Person controls such specified Person through equity ownership or otherwise.

                  "Aggregate Net Losses" means, for any Payment Date, the amount equal to (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during the related Collection Period minus (ii) the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Defaulted Receivables.

                  "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

                  "Assertion" has the meaning specified in Section 4.10.

                  "Authenticating Agent" has the meaning specified in Section
2.13 of the Indenture and shall initially be the corporate trust office of JPMorgan Chase Bank, and its successors and assigns in such capacity.

                  "Authorized Officer" means (i) with respect to the Owner Trustee, Indenture Trustee or Servicer, any officer of the Owner Trustee, Indenture Trustee or Servicer who is authorized to act on behalf of the Owner Trustee, Indenture Trustee or Servicer, as applicable, and who is identified as such on the list of authorized officers delivered by each such party on the Closing Date or (ii) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act on behalf of the Owner Trustee and who is identified as such on the list of authorized officers delivered by the Owner Trustee on the Closing Date.

                  "Available Interest" means, for any Payment Date, the sum of
(i) that portion of Collections on the Receivables received during the related Collection Period allocated to interest, (ii) the Yield Supplement Withdrawal Amount for such Payment Date and (iii) that portion of the Repurchase Amounts received with respect to the Repurchased Receivables repurchased by the Seller or purchased by the Servicer during the related Collection Period that would have been treated as Available Interest if the Obligor thereof had prepaid such Receivables in full on the date as of which such Receivables were repurchased or purchased.

                  "Available Principal" means, for any Payment Date, the sum of
(i) that portion of Collections on the Receivables received during the related Collection Period allocated to the principal balance of the Receivables and (ii) that portion of the Repurchase Amounts received with respect to the Repurchased Receivables repurchased by the Seller or purchased by the Servicer that would have been treated as Available Principal if the Obligor thereof had prepaid such Receivables in full on the date as of which such Receivables were repurchased or purchased.

                  "Available Reserve Account Amount" shall mean, for each Payment Date, an amount equal to the lesser of (i) the amount on deposit in the Reserve Account and (ii) the Specified Reserve Account Balance with respect to such Payment Date.

                  "Average Delinquency Percentage" means for any Payment Date, the average of the Delinquency Percentages for such Payment Date and the preceding two (2) Payment Dates.

                  "Average Net Loss Ratio" means for any Payment Date, the average of the Net Loss Ratios for such Payment Date and the preceding two (2) Payment Dates.

                  "Basic Documents" means this Agreement, the Certificate of Trust, the Indenture, the Depository Agreements, the Securities Control Agreements, the Trust Agreement, the Administration Agreement and other documents and certificates delivered in connection therewith.

                  "Book-Entry Certificates" means beneficial interests in the Certificates, the ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section
3.10 of the Trust Agreement.

                  "Book-Entry Notes" means beneficial interests in the Notes, the ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.10 of the Indenture.

                  "Business Day" means a day, other than a Saturday or a Sunday, on which the Indenture Trustee and banks located in New York, New York, Newark, Delaware and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                  "Capital Accounts" has the meaning specified in Section 5.8 of the Trust Agreement.

                  "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Owner Trust Estate, substantially in the form of Exhibit A-2 to the Trust Agreement.

                  "Certificate Balance" means an amount equal to $37,500,000 as of the Closing Date and, thereafter, shall be an amount equal to such initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders. The Certificate Balance shall also be reduced on any Payment Date by the excess, if any, of (i) the sum of (A) the Certificate Balance and (B) the outstanding principal amount of the Notes (in each case after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account and the Note Distribution Account on such Payment Date), over (ii) the Pool Balance as of the close of business on the last day of the preceding Collection Period. Thereafter, the Certificate Balance shall be increased on any Payment Date to the extent that any portion of the Total Distribution Amount on such Payment Date is available to pay the existing Certificateholders' Principal Carryover Shortfall, but not by more than the net aggregate reductions in the Certificate Balance set forth in the preceding sentence.

                  "Certificate Depository Agreement" means the agreement among the Issuer, the Owner Trustee, JPMorgan Chase Bank, as agent for the Depository Trust Company and The Depository Trust Company, as the initial Clearing Agency, dated the Closing Date, relating to the Certificates, substantially in the form attached as Exhibit C to the Trust Agreement, as the same may be amended and supplemented from time to time or any similar agreement with any successor Clearing Agency.

                  "Certificate Distribution Account" has the meaning specified in Section 5.1 of the Trust Agreement.

                  "Certificate Final Scheduled Payment Date" means the February 2010 Payment Date on which the outstanding principal amount, if any, of the Certificates is payable.

                  "Certificate of Trust" means the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for the Issuer pursuant to
Section 3810(a) of the Statutory Trust Statute.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or Foreign Clearing Agency or on the books of a direct or indirect Clearing Agency Participant.

                  "Certificate Pool Factor" as of the close of business on a Payment Date means a eight-digit decimal figure equal to the Certificate Balance (after giving effect to distributions made on such date) divided by the initial Certificate Balance. The Certificate Pool Factor will be 1.00000000 as of the Cutoff Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

                  "Certificate Rate" means 2.43% per annum.

                  "Certificate Register" and "Certificate Registrar" means the register maintained and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, waiver or demand pursuant to any of the Basic Documents (other than pursuant to Section 4.3 of the Trust Agreement), the interest evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person actually known by an Authorized Officer of the Owner Trustee to be an Affiliate of the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

                  "Certificateholders' Distributable Amount" means for any Payment Date, the sum of (x) the Certificateholders' Principal Distributable Amount and (y) the Certificateholders' Interest Distributable Amount.

                  "Certificateholders' Interest Carryover Shortfall" means, (a) for the initial Payment Date, zero, and (b) for any other Payment Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of the interest actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Payment Date to, but excluding, the current Payment Date.

                  "Certificateholders' Interest Distributable Amount" means, for any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carryover Shortfall for such Payment Date.

                  "Certificateholders' Monthly Interest Distributable Amount" means, for any Payment Date, one month's interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to, but excluding, such Payment Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Payment Date (or, in the case of the first Payment Date, the Certificate Balance on the Closing
Date). Interest shall be computed on the basis of a 360 day-year of twelve 30-day months for purposes of this definition.

                  "Certificateholders' Monthly Principal Distributable Amount" means, for any Payment Date, the Certificateholders' Percentage of the Principal Distribution Amount.

                  "Certificateholders' Percentage" means, for any Payment Date, 100% minus the Noteholders' Percentage.

                  "Certificateholders' Principal Carryover Shortfall" means for any Payment Date, the sum of (a) the excess of (i) the Certificateholders' Principal Distributable Amount for the preceding Payment Date, over (ii) the amount in respect of principal actually deposited in the Certificate Distribution Account on such Payment Date and (b) without duplication of clause
(a), the unreimbursed portion of the amount by which the Certificate Balance has been reduced pursuant to the second sentence of the definition thereof.

                  "Certificateholders' Principal Distributable Amount" means, for any Payment Date, the sum of (i) the Certificateholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the Certificateholders' Principal Carryover Shortfall for such Payment Date; provided that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Payment Date, the principal required to be distributed to the Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by the Issuer as of the last day of the immediately preceding Collection Period and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Payment Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account.

                  "Chase USA" means Chase Manhattan Bank USA, National Association.

                  "Class A-1 Interest Rate" means 1.06% per annum.

                  "Class A-1 Notes" means the Class A-1 1.06% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-2 Interest Rate" means 1.28% per annum.

                  "Class A-2 Notes" means the Class A-2 1.28% Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.

                  "Class A-3 Interest Rate" means 1.82% per annum.

                  "Class A-3 Notes" means the Class A-3 1.82% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

                  "Class A-4 Interest Rate" means 2.57% per annum.

                  "Class A-4 Notes" means the Class A-4 2.57% Asset Backed Notes, substantially in the form of Exhibit E to the Indenture.

                  "Class R Certificate" means the certificate evidencing the beneficial interest of the Class R Certificateholder in the Owner Trust Estate, substantially in the form of Exhibit A-1 to the Trust Agreement.

                  "Class R Certificateholder" means the Person in whose name the Class R Certificate is registered.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency (including a Foreign Clearing Agency).

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Closing Date" means July 30, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Account" means securities account no. 10205974.2 entitled "Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Securities Account of Chase Auto Owner Trust Series 2003-B" maintained by the Collection Account Securities Intermediary pursuant to the Collection Account Control Agreement or any successor securities account maintained pursuant to the Collection Account Control Agreement.

                  "Collection Account Control Agreement" means the agreement among the Issuer, JPMorgan Chase Bank, as securities intermediary, and the Indenture Trustee, dated as of July 25, 2003, relating to the Collection Account, substantially in the form attached as Exhibit C, as the same may be amended and supplemented from time to time.

                  "Collection Account Securities Intermediary" means JPMorgan Chase Bank or any other securities intermediary that maintains the Collection Account pursuant to the Collection Account Control Agreement.

                  "Collection Period" means the period from and including July 25, 2003 to and including August 31, 2003 and each calendar month thereafter until Chase Manhattan Auto Owner Trust 2003-B shall terminate pursuant to
Article IX of the Trust Agreement.

                  "Collections" means all collections in respect of Receivables, including Liquidation Proceeds with respect to the Receivables.

                  "Contract Rate" of a Receivable means the annual rate of interest stated in such Receivable.

                  "Corporate Trust Office" means the corporate trust office of the Indenture Trustee in Minneapolis, Minnesota or the office of the Owner Trustee, as applicable.

                  "Cutoff Date" means July 25, 2003.

                  "Dealer" means the dealer which sold a Financed Vehicle related to a Dealer Receivable and which originated or assisted in the origination of such Dealer Receivable under a Dealer Agreement.

                  "Dealer Agreement" means any agreement and, if applicable, assignment under which Dealer Receivables were originated by or through a Dealer and sold to the Seller or an affiliate of the Seller.

                  "Dealer Receivable" means each Receivable which was originated by the Seller or an Affiliate of the Seller with the involvement of a Dealer.

                  "Debt Cancellation Policy" means a policy issued by Chase USA to the obligor that forgives the Principal Balance of a Receivable in excess of insurance proceeds realized upon the event of a total loss of the related Financed Vehicle.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which the Servicer has determined based on its usual collection practices and procedures, during any Collection Period, that eventual payment in full of the Amount Financed (including accrued interest thereon) is unlikely; provided that a Receivable shall become a Defaulted Receivable during the calendar month in which more than 10% of any scheduled payment becomes 240 days delinquent, regardless of whether any such determination has been made.

                  "Definitive Notes" means Notes issued in certificated, fully registered form as provided in Section 2.12 of the Indenture.

                  "Definitive Certificates" means Certificates issued in certificated, fully registered form as provided in Section 3.12 of the Trust Agreement.

                  "Delaware Trustee" has the meaning specified in Section 10.1 of the Trust Agreement.

                  "Delinquency Percentage" means, for any Payment Date, the sum of the outstanding Principal Balances of all Receivables which were 60 days or more delinquent

(including Receivables, which are not Defaulted Receivables, relating to Financed Vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Payment Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.

                  "Deposit Date" means the Business Day immediately preceding each Payment Date.

                  "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

                  "Depository Agreements" means, collectively, the Certificate Depository Agreement and the Note Depository Agreement.

                  "Determination Date" means the 10th calendar day of the month (or, if such 10th calendar day is not a Business Day, the Business Day preceding the 10th calendar day of the month) immediately succeeding the related Collection Period.

                  "Eligible Deposit Account" means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, which shall, except in the case of the Reserve Account and the Yield Supplement Account, initially be JPMorgan Chase Bank, and may be maintained with JPMorgan Chase Bank so long as JPMorgan Chase Bank is a Qualified Trust Institution; or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which may be JPMorgan Chase Bank so long as JPMorgan Chase Bank is a Qualified Institution.

                  "Executive Officer" means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank, and with respect to any partnership, any general partner thereof.

                  "Euroclear Operator" means Euroclear Bank S.A./N.V., in its capacity as the operator of the Euroclear system.

                  "Event of Default" means an event specified in Section 5.1 of the Indenture.

                  "Event of Servicing Termination" means an event specified in
Section 8.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expenses" has the meaning specified in Section 8.2 of the Trust Agreement.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Certificate Final Scheduled Payment Date.

                  "Financed Vehicle" means, with respect to a Receivable, the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

                  "Fitch" means Fitch, Inc. and its successors and assigns.

                  "Fixed Note Percentage" means the percentage equivalent of a fraction (rounded to the nearest one-one hundred thousandth of 1%), the numerator of which is the Outstanding Amount of the Class A-3 Notes and the Class A-4 Notes on the Payment Date on which the Class A-2 Notes have been paid in full and the denominator of which is the sum of the Outstanding Amount of the Class A-3 Notes and the Class A-4 Notes and the Certificate Balance on the Payment Date on which the Class A-2 Notes have been paid in full.

                  "FNMA" means the Federal National Mortgage Association or any successor thereto.

                  "Foreign Clearing Agency" means, collectively, Clearstream and the Euroclear Operator.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Holder" or "Holders" means, unless the context otherwise requires, both Certificateholders and Noteholders.

                  "Indemnified Parties" has the meaning specified in Section 8.2 of the Trust Agreement.

                  "Indenture" means the Indenture dated as of July 25, 2003, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Indenture Trustee" means, initially, Wells Fargo, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Agreement and that the signer is Independent within the meaning thereof.

                  "Insolvency Event" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making of such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Interest Rate" means the rate of interest borne by the Notes of any class.

                  "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account.

                  "Issuer" means Chase Manhattan Auto Owner Trust 2003-B, a Delaware statutory trust, until a successor replaces it and, thereafter, means such successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any of its authorized officers and delivered to the Indenture Trustee.

                  "JPMorgan Chase Bank" means JPMorgan Chase Bank, a New York banking corporation and its successors.

                  "Late Fees" means any late charges, credit related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

                  "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach by operation of law.

                  "Liquidation Proceeds" means, with respect to any Receivable,
(i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a Defaulted Receivable and (iii) proceeds of a Financed Vehicle sold after repossession, in each case net of any liquidation expenses and payments required by law to be remitted to the Obligor.

                  "Moody's" means Moody's Investors Service and its successors and assigns.

                  "Net Loss Ratio" means, for any Payment Date, the ratio, expressed as an annualized percentage, of (i) the Aggregate Net Losses for such Payment Date to (ii) the average of the Pool Balances on each of the related Settlement Date and the last day of the related Collection Period.

                  "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note.

                  "Note Depository Agreement" means the agreement among the Issuer, the Indenture Trustee, JPMorgan Chase Bank, as agent for The Depository Trust Company and The Depository Trust Company, as the initial Clearing Agency, dated the Closing Date, relating to the Notes, substantially in the form of Exhibit F to the Indenture, as the same may be amended or supplemented from time to time or any similar agreement with any successor Clearing Agency.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1(b).

                  "Note Final Scheduled Payment Date" means for (a) the Class A-1 Notes, the August 2004 Payment Date, (b) the Class A-2 Notes, the March 2006 Payment Date, (c) the Class A-3 Notes, the July 2007 Payment Date, and (d) the Class A-4 Notes, the February 2010 Payment Date.

                  "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

                  "Note Pool Factor" for each class of Notes as of the close of business on a Payment Date means an eight-digit decimal figure equal to the Outstanding Amount of such class of Notes divided by the Outstanding Amount as of the Closing Date of such class of Notes. The Note Pool Factor for each class of Notes will be 1.00000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the Outstanding Amount of such class of Notes.

                  "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                  "Noteholders' Distributable Amount" means, for any Payment Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for all classes of Notes.

                  "Noteholders' Interest Carryover Shortfall" means, for any class of Notes, (a) for the initial Payment Date, zero, and (b) for any other Payment Date, the excess of (x) the Noteholders' Interest Distributable Amount for the preceding Payment Date for such class of Notes, over (y) the amount in respect of interest actually deposited in the Note Distribution Account on such preceding Payment Date with respect to such class of Notes, plus interest on the amount of interest due but not paid to the Noteholders of such class on the preceding Payment Date, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date.

                  "Noteholders' Interest Distributable Amount" means, for any Payment Date for any class of Notes, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for such class of Notes for such Payment Date and
(y) the Noteholders' Interest Carryover Shortfall for such class of Notes for such Payment Date.

                  "Noteholders' Monthly Interest Distributable Amount" means, for any Payment Date for each class of Notes, one month's interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date) at the related Interest Rate on the Outstanding Amount of the Notes of such class on such Payment Date (or, in the case of the first Payment Date, on the Closing Date). Interest for purposes of this definition (i) on the Class A-1 Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed and (ii) on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Noteholders' Monthly Principal Distributable Amount" means, for any Payment Date, the Noteholders' Percentage of the Principal Distribution Amount.

                  "Noteholders' Percentage" means (i) 100% for each Payment Date occurring before the Payment Date on which the Class A-2 Notes have been paid in full, (ii) the Fixed Note Percentage (or such greater percentage as would be necessary to pay the Class A-2 Notes in full) on such Payment Date, (iii) the Fixed Note Percentage after such Payment Date until all of the Notes have been paid in full and (iv) zero thereafter; provided, however, that (x) if the amount on deposit in the Reserve Account on any Payment Date would be, after giving effect to distributions on such Payment Date, less than 0.50% of the Original Pool Balance, the Noteholders' Percentage will be 100% for such Payment Date and each Payment Date thereafter until the Notes have been paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance and (y) if the Notes have been accelerated after the occurrence of an Event of Default, the Noteholders' Percentage will be 100% for each Payment Date thereafter until the Notes have been paid in full.

                  "Noteholders' Principal Carryover Shortfall" means for any Payment Date, the excess of (x) the Noteholders' Principal Distributable Amount for the preceding Payment Date over (y) the amount in respect of principal actually deposited in the Note Distribution Account on such Payment Date.

                  "Noteholders' Principal Distributable Amount" means, for any Payment Date, the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the Noteholders' Principal Carryover Shortfall for such Payment Date; provided that the Noteholders' Principal Distributable Amount shall not exceed the Outstanding Amount of the Notes. In addition, on the Note Final Scheduled Payment Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of such class of Notes to zero.

                  "Note Register" and "Note Registrar" means the register maintained and the registrar appointed pursuant to Section 2.4 of the Indenture.

                  "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

                  "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Seller or Servicer, as appropriate, meeting the requirements of Section 11.1 of the Indenture.

                  "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) reasonably acceptable in form and substance to the Indenture Trustee, meeting the requirements of Section 11.1 of the Indenture (or in the case of an Opinion of Counsel delivered to the Owner Trustee, reasonably acceptable in form and substance to the Owner Trustee).

                  "Optional Purchase Percentage" shall be 10%.

                  "Original Pool Balance" shall be $1,500,000,000.60.

                  "Outstanding" means, when used with respect to Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

                  (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Authorized Officer of the Indenture Trustee either actually knows to be so owned or has received written notice that such Note is so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means, when used with respect to Notes, as of any date of determination, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding as of such date.

                  "Owner Trust Estate" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to
Article II of this Agreement, all funds on deposit from time to time in the Trust Accounts (other than the Note Distribution Account) and the Certificate Distribution Account and all other property of Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to this Agreement.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

                  "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Indenture Trustee to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, the Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, and in the case of the Indenture with respect to the Notes, and the Trust Agreement with respect to the Certificates, such Paying Agent shall initially be the corporate trust office of JPMorgan Chase Bank.

                  "Payment Date" means, in the case of the first Collection Period, September 15, 2003, and in the case of every Collection Period thereafter, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day.

                  "Permitted Investments" means, at any time, any one or more of the following obligations, securities (certificated or uncertificated) or instruments (excluding any security with the "r" symbol attached to its rating):

                  (i) obligations of the United States of America or any agency thereof; provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated "A-1+" or "AAA" by Standard & Poor's, "F1+" or "AAA" by Fitch (if rated by Fitch) and P-1 or Aaa by Moody's;

                  (iii) commercial paper, other than commercial paper issued by JPMorgan Chase Bank or any of its Affiliates, which is then rated P-1 by Moody's, "F1+" by Fitch (if rated by Fitch) and "A-1+" by Standard & Poor's;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances, other than banker's acceptances issued by JPMorgan Chase Bank or any of its Affiliates, issued by any depository institution or trust company (including the Indenture Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities which short term unsecured deposit obligations of such depository institution or trust company are then rated P-1 by Moody's, "F1+" by Fitch (if rated by Fitch) and "A-1+" by Standard & Poor's;

                  (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution; provided such deposits or certificates of deposit are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation the short term unsecured debt or deposits of which are rated P-1 by Moody's, "F1+" by Fitch (if rated by Fitch) and "A-1+" by Standard & Poor's or the long-term unsecured debt of which are rated Aaa by Moody's, "AAA" by Fitch (if rated by Fitch) and "AAA" by Standard & Poor's;

                  (vii) repurchase obligations with respect to any security described in clauses (i) or (ii) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above;

                  (viii) investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; and (B) are rated at least "AAAM" or "AAAM-

         G" by Standard & Poor's, "AAAV-1+" by Fitch (if rated by Fitch) and Aaa by Moody's; and

                  (ix) such other investments, other than investments in JPMorgan Chase Bank or any of its affiliates, where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated "A-1+" by Standard & Poor's, "F1+" by Fitch (if rated by Fitch) and P-1 by Moody's.

Permitted Investments may include money market mutual funds (so long as such fund has the ratings specified in clause (viii) hereof), including, without limitation, the JP Morgan Prime Money Market Fund or any other fund for which JPMorgan Chase Bank, the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank, Wells Fargo or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank, Wells Fargo or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes JPMorgan Chase Bank, Wells Fargo or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds (but not to exceed investment earnings), in addition to any fees and expenses JPMorgan Chase Bank or Wells Fargo, as applicable, may charge and collect for services rendered pursuant to this Agreement.

                  "Person" means a legal person, including any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Pool Balance" as of any date of determination means, the aggregate Principal Balance of the Receivables as of the close of business on the last day of the preceding Collection Period, after giving effect to all payments received from Obligors and Repurchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Prepayment Date" means in the case of a prepayment of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Servicer pursuant to such Section 10.1.

                  "Principal Balance" of a Receivable, as of the close of business on the last day of any Collection Period, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal. The Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be deemed to be zero, in each case, as of such date.

                  "Principal Distribution Amount" means, for any Payment Date, the sum of the following amounts, without duplication: (i) Available Principal and (ii) Aggregate Net Losses.

                  "Principal Prepayment" means a payment or other recovery of principal on a Receivable (including insurance proceeds and Liquidation Proceeds applied to principal on a Receivable) which is received in advance of its due date.

                  "Proceeding" means any suit in equity, action or law or other judicial or administrative proceeding.

                  "Projected Weighted Average Life" means, with respect to (a) the Class A-1 Notes, 0.36, (b) the Class A-2 Notes, 1.05, (c) the Class A-3 Notes, 2.00, (d) the Class A-4 Notes, 3.49 and (e) the Certificates, 2.76.

                  "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

                  "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's, Baa3 by Moody's and "BBB-" by Fitch (if rated by Fitch).

                  "Rating Agency" means any of Standard & Poor's, Moody's or Fitch.

                  "Rating Agency Condition" means, with respect to any action or event, that each Rating Agency shall have notified the Seller, the Servicer, the Indenture Trustee and the Owner Trustee, in writing, that such action or event will not result in reduction or withdrawal of any then outstanding rating of any outstanding Note or Certificate with respect to which it is the Rating Agency.

                  "Receivable" means a retail installment sale contract or purchase money promissory note or other promissory note and security agreement executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder (other than interest accrued and unpaid as of the opening of business on the Cutoff Date), which Receivable shall be identified in the Schedule of Receivables.

                  "Receivable Files" means the documents specified in Section
3.3.

                  "Receivables Pool" means the pool of Receivables included in the Trust Estate and all monies received thereunder on or after the Cutoff Date.

                  "Record Date" means, with respect to any Payment Date, the Business Day prior to such Payment Date unless Definitive Notes or Definitive Certificates are issued, in which case, Record Date, with respect to such Definitive Notes or Definitive Certificates, as applicable, shall mean the last day of the immediately preceding calendar month.

                  "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Repurchase Amount" of a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Section 9.1, means the sum, as of the last day of the Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the Accrued Interest thereon.

                  "Repurchased Receivable" means a Receivable repurchased by the Seller pursuant to Section 3.2 or purchased by the Servicer pursuant to Section 4.6.

                  "Required Deposit Rating" shall be a short-term certificate of deposit rating from Moody's of P-1, from Fitch of "F1+" (if rated by Fitch) and from Standard & Poor's of "A-1+," and a long-term unsecured debt rating of not less than Aa3 by Moody's, "AA" by Fitch (if rated by Fitch) and "AA-" by Standard & Poor's.

                  "Required Rate" means the sum of (i) the Servicing Fee Rate and (ii) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the product for each class of Notes and for the Certificates of (x) the Interest Rate for such class of Notes or the Certificate Rate, (y) the Outstanding Amount of the Notes of such class on the Closing Date or the Certificate Balance on the Closing Date and (z) the Projected Weighted Average Life with respect to such class of Notes or the Certificates, and the denominator of which is equal to the sum of the product for each class of Notes and for the Certificates of (1) the Outstanding Amount of the Notes of such class on the Closing Date or the Certificate Balance on the Closing Date and (2) the Projected Weighted Average Life with respect to such class of Notes or the Certificates.

                  "Reserve Account" means securities account no. 14873800 entitled "Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Securities Account of Chase Auto Owner Trust Series 2003-B" maintained by the Reserve Account Securities Intermediary pursuant to the Reserve Account Control Agreement or any successor securities account maintained pursuant to the Reserve Account Control Agreement.

                  "Reserve Account Control Agreement" means the agreement among the Issuer, Wells Fargo, as securities intermediary, and the Indenture Trustee, dated as of July 25, 2003, relating to the Reserve Account, substantially in the form attached as Exhibit D, as the same may be amended and supplemented from time to time.

                  "Reserve Account Initial Deposit" means an amount equal to $15,000,000.

                  "Reserve Account Securities Intermediary" means Wells Fargo or any other securities intermediary that maintains the Reserve Account pursuant to the Reserve Account Control Agreement.

                  "Reserve Account Transfer Amount" means, for any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date (excluding amounts to be paid to the Class R Certificateholder pursuant to clause (i) of Section 5.7(d), but before giving effect to any other withdrawals therefrom relating to such Payment Date) and (b) the amount, if any, by which the sum of the amounts set forth in clauses (i) through (vi) of Section 5.5(c), inclusive, exceeds the Total Distribution Amount for such Payment Date.

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Sale Proceeds" has the meaning specified in Section 9.1(b).

                  "Schedule of Receivables" means the list of Receivables attached hereto as Schedule A.

                  "SFAS 140" means the Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Control Agreements" means, collectively, the Collection Account Control Agreement, the Reserve Account Control Agreement and the Yield Supplement Account Control Agreement.

                  "Securities Intermediaries" means, collectively, JPMorgan Chase Bank, acting as securities intermediary under the Collection Account Control Agreement or any successor thereto thereunder and Wells Fargo, acting as securities intermediary under the Reserve Account Control Agreement and the Yield Supplement Account Control Agreement or any successor thereto thereunder.

                  "Seller" means Chase Manhattan Bank USA, National Association, a national banking association with its principal executive offices in Newark, Delaware, in its capacity as the seller of the Receivables under this Agreement, and each successor to Chase Manhattan Bank USA, National Association (in the same capacity) pursuant to Section 6.3.

                  "Servicer" means Chase Manhattan Bank USA, National Association, a national banking association with its principal offices in Newark, Delaware, in its capacity as the servicer of the Receivables under this Agreement, and each successor to Chase Manhattan Bank USA,

National Association (in the same capacity) pursuant to Section 7.3, and each successor servicer pursuant to Section 8.2.

                  "Servicer's Certificate" means a certificate, substantially in the form of Exhibit A attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive, senior vice president or vice president pursuant to Section 4.8.

                  "Servicing Fee" with regard to a Collection Period means the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 4.7.

                  "Servicing Fee Rate" means 1.00% per annum.

                  "Settlement Date" means, with respect to any Collection Period, the last day of the Collection Period immediately preceding such Collection Period, and with respect to any Payment Date, the last day of the second Collection Period preceding the Collection Period in which such Payment Date occurs.

                  "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid Principal Balance multiplied by the period of time elapsed since the preceding payment of interest was made, and the remainder of such payment is allocable to principal.

                  "Simple Interest Receivable" means any Receivable providing for the allocation of payments made thereunder to principal and interest in accordance with the Simple Interest Method.

                  "Specified Reserve Account Balance" with respect to any Payment Date, means 2.00% of the Pool Balance as of the related Settlement Date, but in any event will not be less than the lesser of (i) $11,250,000 and (ii) such Pool Balance; provided that the Specified Reserve Account Balance will be calculated using a percentage of 4.00% for any Payment Date (beginning with the November 2003 Payment Date) for which the Average Net Loss Ratio exceeds 1.75% or the Average Delinquency Percentage exceeds 1.75%. Upon written notification to the Indenture Trustee by the Seller, the Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller so long as such reduction satisfies the Rating Agency Condition.

                  "Specified Yield Supplement Amount" with respect to any Payment Date, means an amount equal to the lesser of (a) the Yield Supplement Account Initial Deposit and (b) the sum of the Yield Supplement Withdrawal Amounts for all future Payment Dates, assuming that (i) all scheduled payments on the Yield Supplemented Receivables are made when due, (ii) no prepayments are made on the Yield Supplemented Receivables and (iii) the investment income on amounts on deposit in the Yield Supplement Account will be 0.75% per annum.

                  "Standard & Poor's" means Standard & Poor's Ratings Services and its successors and assigns.

                  "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as amended from time to time.

                  "Total Distribution Amount" means, for any Payment Date, the sum of Available Interest and Available Principal for such Payment Date. The Total Distribution Amount on any Payment Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount for a prior Payment Date.

                  "Treasury Regulations" means, the treasury regulations promulgated under Code.

                  "Trust Accounts" means, collectively, the Collection Account, the Note Distribution Account, the Reserve Account and the Yield Supplement Account.

                  "Trust Agreement" means the Amended and Restated Trust Agreement dated as of July 25, 2003, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

                  "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof, the Reserve Account and the Yield Supplement Account.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Wells Fargo" means Wells Fargo Bank Minnesota, National Association.

                  "Yield Supplement Account" means securities account no. 14837801 entitled "Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Securities Account of Chase Auto Owner Trust Series 2003-B" maintained by the Yield Supplement Account Securities Intermediary pursuant to the Yield Supplement Account Control Agreement or any successor securities account maintained pursuant to the Yield Supplement Account Control Agreement.

                  "Yield Supplement Account Control Agreement" means the agreement among the Issuer, Wells Fargo, as securities intermediary, and the Indenture Trustee, dated as of July 25, 2003, relating to the Yield Supplement Account, substantially in the form attached as Exhibit E, as the same may be amended and supplemented from time to time.

                  "Yield Supplement Account Initial Deposit" means an amount equal to $3,897,452.46.

                  "Yield Supplement Account Securities Intermediary" means Wells Fargo or any other securities intermediary that maintains the Yield Supplement Account pursuant to the Yield Supplement Account Control Agreement.

                  "Yield Supplement Withdrawal Amount" means, for any Payment Date, an amount equal to the lesser of (i) the amount of cash or other immediately available funds on deposit in the Yield Supplement Account on such Payment Date and (ii) the aggregate amount by which one month's interest (assuming a thirty-day month) on the Principal Balance of each Yield Supplemented Receivable as of the close of business on the last day of the second Collection Period preceding such Payment Date at the Required Rate exceeds one month's interest (assuming a thirty-day month) on such Principal Balance at the Contract Rate of such Yield Supplemental Receivable.

                  "Yield Supplemented Receivable" means a Receivable that has a Contract Rate that is less than the Required Rate.

                  SECTION 1.2 Usage of Terms.With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Agreement unless otherwise specified, and each such Exhibit is part of the terms of this Agreement.

                  SECTION 1.3 Simple Interest Method; Methods of Allocating Payments or Receivables; Allocations.All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied first, to the payment of accrued and unpaid interest on such Receivable, second, to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment, third, to any outstanding fees and Late Fees under the terms of the Receivable and fourth, to reduce the principal amount outstanding on the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated as if the Obligor thereof had prepaid such Receivable in full on the date as of which such Receivable was repurchased by the Seller pursuant to Section 3.2 or purchased by the Servicer pursuant to
Section 4.6 or 9.1.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

                  SECTION 2.1 Conveyance of Receivables.In consideration of the Issuer's delivery of the Notes, the Certificates and the Class R Certificate to and upon the order of the Seller, the Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer, without recourse (subject to the Seller's obligations herein):

                  (i) all right, title, and interest of the Seller in, to and under the Receivables listed in the Schedule of Receivables, which is incorporated by reference herein, all proceeds thereof and all amounts and monies received thereon on or after the Cutoff Date (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.2 or the purchase of Receivables by the Servicer pursuant to Section 4.6 or 9.1), together with the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and in any repossessed Financed Vehicles;

                  (ii) all right, title and interest of the Seller in any
            Liquidation Proceeds and in any proceeds of any extended warranties, theft and physical damage, guaranteed auto protection, credit life or credit disability policies relating to the Financed Vehicles or the Obligors;

                  (iii) all right, title and interest of the Seller in any
            proceeds from Dealer repurchase obligations relating to the Receivables; and

                  (iv) all proceeds (as defined in the Relevant UCC) of the
            foregoing.

                  In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Issuer.

                  It is the intention of the Seller and the Issuer that (a) the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer and (b) the Receivables not be part of the Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Seller hereby grants to the Issuer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the items of property listed in clauses (i) through (iii) above, and in all proceeds (as defined in the Relevant UCC) of the foregoing, to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.2 Closing.The conveyance of the Receivables shall take place at the offices of Simpson Thacher & Bartlett LLP, New York, New York on the Closing Date, simultaneously with the closing of the transactions contemplated by the underwriting agreements related to the Notes and the Certificates and the other Basic Documents. Upon the acceptance by the Seller of the Notes, the Certificates and the Class R Certificate, the ownership of each Receivable and the contents of the related Receivable File will be vested in the Issuer, subject only to the lien of the Indenture.

                                  ARTICLE III

                                 THE RECEIVABLES

                  SECTION 3.1 Representations and Warranties of Seller; Conditions Relating to Receivables.

The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall rely in acquiring the Receivables. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Schedule of Receivables. The Schedule of Receivables
            identifies the Receivables by account number, name of Obligor and remaining principal balance of the Receivables as of the Cutoff Date and the information set forth in the Schedule of Receivables with respect to each Receivable is true and correct in all material respects, and no selection procedures materially adverse to the Holders has been utilized in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein.

                  (ii) No Sale or Transfer. No Receivable has been sold,
            transferred, assigned or pledged by the Seller to any Person other than the Issuer.

                  (iii) Good Title. Immediately prior to the transfer and
            assignment of the Receivables to the Issuer herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Issuer has either (i) good and marketable title to each Receivable, free and clear of all Liens and rights of others, other than the Lien of the Indenture Trustee under the Indenture, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable and the proceeds thereof.

Each Receivable satisfies the following conditions as of the Cutoff Date unless otherwise specified and such conditions shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Acquisition. Each Receivable is a Dealer Receivable
            acquired directly or indirectly from or made through a Dealer located in the United States (including the District of Columbia);

                  (ii) Security. Each Receivable is secured by a new or used automobile or light-duty truck;

                  (iii) Maturity of Receivables. Each Receivable had a
            remaining maturity of not less than nine months and not greater than seventy-two months, and (A) in the case of each Receivable secured by new Financed Vehicles, had an original maturity of at least twelve months and not more than seventy-three months, or (B) in the case of each Receivable secured by used Financed Vehicles, had an original maturity of at least twelve months and not more than sixty-seven months.

                  (iv) Contract Rate. Each Receivable is a fully-amortizing
            fixed rate simple interest contract or note that provides for level scheduled monthly payments over its remaining term and has a Contract Rate of not more than 18.00% per annum;

                  (v) No Repossessions. Each Receivable is secured by a Financed
            Vehicle that had not been repossessed without reinstatement of such Receivable;

                  (vi) Obligor Not Subject to Bankruptcy Proceedings. Each
            Receivable has been entered into by an Obligor who had not been identified on the computer files of the Seller as in bankruptcy proceedings;

                  (vii) No Overdue Payments. Each Receivable had no payment that was more than 30 days past due;

                  (viii) Remaining Principal Balance. Each Receivable had a
            remaining Principal Balance of at least $2,000 and not greater than $100,000;

                  (ix) No Force Placed Insurance. Each Receivable was secured by a Financed Vehicle that was not insured by a force placed insurance policy or any vendor's single interest and non-filing insurance policy;

                  (x) Receivable Files. The Receivable Files were kept at one or more of the locations specified in Schedule B hereto;

                  (xi) Characteristics of Receivables. Each Receivable (a) has
            been originated in the form of a credit sales transaction by a Dealer or a purchase money loan or other note through a Dealer located in one of the States of the United States (including the District of Columbia) for the retail financing of a Financed Vehicle and has been fully and properly executed by the parties thereto, (b) if a retail installment sales contract, has been purchased by the Seller from the originating Dealer or an Affiliate of the Seller and has been validly assigned by such Dealer or an Affiliate of the Seller to the Seller in accordance with its terms; (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (d) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the Simple Interest Method;

                  (xii) Compliance with Laws. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complied on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale thereof;

                  (xiii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

                  (xiv) No Government Obligor. Each Receivable is not due from the United States of America or any State or from any agency, department, instrumentality or political subdivision of the United States of America or any State or local municipality, and each Receivable is not due from a business except to the extent that such Receivable has a personal guaranty;

                  (xv) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Issuer as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of or for the benefit of the Seller as secured party (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), the Seller's security interest (or beneficial interest therein) is assignable, and has been so assigned by the Seller to the Issuer, and at such time as enforcement of such security interest is sought, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle for the benefit of the Issuer (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest);

                  (xvi) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable, in whole or in part;

                  (xvii) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this Section 3.1(b);

                  (xviii) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivable Files pursuant to
            Section 4.2 (or otherwise maintained by the Seller in the ordinary course of its business), and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto or to fail to meet all of the conditions with respect thereto pursuant to this
            Section 3.1(b);

                  (xix) No Defenses. The Seller had no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable;

                  (xx) No Liens. The Seller had no knowledge of any Liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a

            Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable;

                  (xxi) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the close of business on the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing;

                  (xxii) Insurance. Each Receivable requires that the Obligor thereunder maintain comprehensive, liability, theft and physical damage insurance covering the related Financed Vehicle;

                  (xxiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates or the Notes is unlawful, void or voidable;

                  (xxiv) All Filings Made. No filings (other than filings under the Relevant UCC which have been made) or other actions are necessary in any jurisdiction to give the Issuer a first perfected security interest in the Receivables;

                  (xxv) Chattel Paper. Each Receivable constitutes either
            "tangible chattel paper" or "electronic chattel paper" within the meaning of the Relevant UCC. In the case of a Receivable constituting "tangible chattel paper" within the meaning of the Relevant UCC, there is no more than one original executed copy of such Receivable, which immediately prior to delivery thereof to the Servicer (as custodian) for the Issuer, was in the possession of the Seller. In the case of a Receivable constituting "electronic chattel paper" within the meaning of the Relevant UCC, (a) there is no more than one authoritative copy of such Receivable which (i) is unique, identifiable and unalterable, (ii) has been marked with a unique encrypted numerical identifier and (iii) was communicated to and maintained by the Seller, and (b) the Seller has not communicated an authoritative copy of such Receivable to any Person;

                  (xxvi) Excluded Loans. Each Receivable is not a Receivable originated by or through a Dealer located in the State of Alabama, Maine or Maryland; and

                  (xxvii) No Debt Cancellation Policy. No Receivable is subject to a Debt Cancellation Policy.

                  SECTION 3.2 Repurchase Upon Breach or Failure of a Condition.The Seller, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Indenture Trustee or the Owner Trustee, as the case may be, of either any breach of the Seller's representations and warranties set forth in Section 3.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in Section 3.1(b) which materially and adversely affects the Holders' interest in any Receivable. Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Seller's option, the last day of the Collection Period in which such discovery occurred), the Seller shall repurchase any Receivable the Holders' interest in which was materially and adversely affected by the breach or failed condition, as of such last day. In consideration of the repurchase of a Receivable, the Seller shall remit the Repurchase Amount of such Receivable as of such last day (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.4. The sole remedy of the Issuer, the Indenture Trustee or the Holders with respect either to a breach of the Seller's representations and warranties set forth in Section 3.1(a) or to a failure of any of the conditions set forth in Section 3.1(b) shall be to require the Seller to repurchase Receivables pursuant to this Section 3.2. The obligation of the Seller to repurchase under this Section 3.2 shall not be dependent upon the actual knowledge of the Seller of any breached representation or warranty and shall exist without regard to any limitation set forth in any representation or warranty concerning the knowledge of the Seller as to the facts stated therein. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.2 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 3.3 Custody of Receivable Files.To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, agrees to have the Servicer act as custodian of the following authoritative copies, documents or instruments (the "Receivable Files") which are hereby constructively delivered to the Issuer with respect to each Receivable:

                  (i) in the case of a Receivable constituting "tangible chattel paper" within the meaning of the Relevant UCC, the original executed copy of such Receivable or, in the case of a Receivable constituting "electronic chattel paper" within the meaning of the Relevant UCC, the authoritative copy of such Receivable; and

                  (ii) Any and all other documents or records that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

                  The Servicer hereby agrees to act as custodian and as agent for the Issuer hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Issuer. The Issuer shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

                  SECTION 3.4 Duties of Servicer as Custodian.

Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Issuer, and maintain such accurate and complete accounts, records (either original execution documents or copies of such originally executed documents shall be sufficient) and computer systems pertaining to the Receivables as shall enable the Issuer to comply with its obligations pursuant to this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the Servicer which shall include the Receivable Files held by it under this Agreement and the related accounts, records and computer systems, in such a manner as shall enable the Owner Trustee or the Indenture Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Owner Trustee or the Indenture Trustee so elects, the accuracy of the Servicer's recordkeeping. The Servicer shall promptly report to the Owner Trustee or the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of the locations specified in Schedule B to this Agreement, or at such other location as shall be specified to the Owner Trustee and the Indenture Trustee by 30 days' prior written notice. The Servicer shall make available to the Owner Trustee, the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Owner Trustee or Indenture Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

Release of Documents. Upon instruction from the Indenture Trustee (or, if the Notes have been paid in full, from the Owner Trustee), the Servicer shall release any document in the Receivable Files to the Indenture Trustee or Owner Trustee, or their respective agents or designee, as the case may be, at such place or places as such Person may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. The Servicer shall not be responsible for any loss occasioned by the failure of the Owner Trustee or Indenture Trustee, or their respective agents or designees, to return any document or any delay in doing so.

Title to Receivables. The Servicer agrees that, in respect of any Receivable held by it as custodian hereunder, (i) the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Issuer and (ii) the related Receivable File shall at all times be property of the Issuer.

                  SECTION 3.5 Instructions; Authority to Act.The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Indenture Trustee (or, if the Notes have been paid in full, of the Owner Trustee). A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee, as the case may be, shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or the Indenture Trustee, as the case may be.

                  SECTION 3.6 Custodian's Indemnification.The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Issuer, the Owner Trustee or the Indenture Trustee.

                  SECTION 3.7 Effective Period and Termination.The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 7.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than a majority of the aggregate Outstanding Amount of the Notes (or, if there are no Notes outstanding, the Holders of Certificates representing not less than a majority of the Certificate Balance), in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver and/or electronically communicate the Receivable Files to the Issuer or the Issuer's agent at such place or places as the Issuer may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Owner Trustee agrees that upon any such termination, the Issuer shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.


                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 4.1 Duties of Servicer.The Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, advancing costs of disposition of defaults, monitoring Receivables in cases of Obligor defaults, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer hereunder; provided that the Servicer shall be permitted to take or to refrain from taking any action not specified in this Agreement with respect to servicing the

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

Receivables if such action or inaction would not contravene any material term of this Agreement or materially and adversely affect the interests of Holders and is not outside customary or normal servicing procedures. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Owner Trustee, the Indenture Trustee and the Holders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Issuer, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Issuer shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Issuer with respect to such Receivable to the Servicer, solely for the purpose of collection. The Owner Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Owner Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  SECTION 4.2 Collection of Receivable Payments; Refinancing.(A) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of this Agreement as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable new or used automobile receivables that it services for itself and that are consistent with prudent industry standards. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Receivable without the consent of the Issuer; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable pursuant to Section 4.6. The Servicer is authorized in its discretion to waive any Late Fees that may be due in the ordinary course of collecting a Receivable; provided, further, that the Servicer shall not agree to any change in the underlying Contract Rate on any Receivable, to any change in the Principal Balance thereof (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment), to any reduction of the total number of payments due thereunder or, subject to the foregoing, to any reduction of the amount of any scheduled payment on a Receivable. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest; provided, however, that the last such payment shall be due on or prior to the Final Scheduled Maturity Date.

Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable. The receivable created by the refinancing shall not be property of the Issuer.

                  SECTION 4.3 Realization Upon Receivables.The Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable during the calendar month in which more than 10% of any scheduled payment thereunder becomes 90 days delinquent; provided, however that the Servicer may repossess or otherwise take possession of the Financed Vehicle

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

securing a Receivable (i) earlier if (A) such Receivable becomes a Defaulted Receivable, (B) the Servicer determines that such Financed Vehicle is in danger of being damaged, destroyed or otherwise made unavailable for repossession or
(C) the related Obligor voluntarily surrenders such Financed Vehicle or (ii) later if (A) the Servicer is unable to locate such Financed Vehicle, (B) the related Obligor is the subject of a bankruptcy proceeding or (C) the Servicer otherwise defers repossession of such Financed Vehicle in accordance with its normal and customary servicing practices and procedures. After repossession of a Financed Vehicle, the Servicer shall in accordance with its customary and usual practices and procedures sell such Financed Vehicle in an auction or consign such Financed Vehicle to a Dealer for resale as soon as is practicable after repossession, subject to any applicable laws. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in determining when and if to exercise reasonable efforts to realize upon any recourse to Dealers. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.2 and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 3.2, or is to be purchased by the Servicer pursuant to Section 4.6. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.



                  SECTION 4.4 Maintenance of Security Interests in Financed Vehicles.The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain perfection of the first priority security interest of the Seller created in any Financed Vehicle which secures a Receivable. The Owner Trustee, on behalf of the Issuer, and the Indenture Trustee hereby authorize the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Issuer and by the Issuer to the Indenture Trustee pursuant to the Indenture is insufficient without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to grant to the Indenture Trustee a perfected security interest in the related Financed Vehicle, the Seller and Servicer hereby agree that the Seller's listing as the secured party on the certificate of title is deemed to be in its capacity as agent of the Indenture Trustee and the Servicer further agrees to hold such certificate of title as the Indenture Trustee's agent and custodian; provided, however, that the Servicer shall not, nor shall the Owner Trustee, the Indenture Trustee or Holders have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the State in which a Financed Vehicle is located.

                  SECTION 4.5 Covenants of Servicer.The Servicer hereby makes the following covenants on which the Issuer will rely in accepting the
Receivables:

                  (i) Security Interest to Remain in Force. The Financed Vehicle
            securing each Receivable shall not be released from the security interest granted by the Receivable in whole or in part except if such Financed Vehicle is substituted in whole by the manufacturer, dealer or seller as a result of mechanical defects or a total loss of the Financed Vehicle because of accident or theft or as otherwise contemplated herein;

                  (ii) No Impairment. The Servicer shall not impair the rights of the Issuer, the Indenture Trustee or any Holder in the Receivables; and

                  (iii) Extensions; Defaulted Receivables. The Servicer shall not increase the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable or otherwise amend the terms of any Receivable, except as provided in Section 4.2.

                  SECTION 4.6 Purchase of Receivables Upon Breach.The Seller, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Indenture Trustee or the Owner Trustee, as the case may be, of any breach by the Servicer of its covenants under Section 4.5 which materially and adversely affects the interest of the Holders in any Receivable (for this purpose, any breach of the covenant set forth in Section 4.5(iii) shall be deemed to materially and adversely affect the interest of the Holders in a Receivable). Except as otherwise specified in
Section 4.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Servicer's election, the last day of the Collection Period in which such discovery occurred), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.4. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Holders against the Servicer with respect to a breach pursuant to Section 4.2 or 4.5 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.6. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.6 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 4.7 Servicing Fee.The Servicing Fee for a Collection Period shall be payable on the related Payment Date pursuant to Section 5.5 and shall equal the sum of (i)(A) in the case of the first Payment Date, the product of 45 multiplied by 1/360 of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date or (B) for all other Payment Dates, the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date and (ii) Late Fees received from Obligors during such Collection Period. In addition, as part of the Servicing Fee, the Servicer shall be entitled to receive on each Payment Date Investment Earnings when and as paid on amounts on deposit in the Collection Account or earned on collections pending deposit in the Collection Account. The Servicer shall be required to pay

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

from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of independent accountants and auditors, taxes imposed on the Servicer, and other costs incurred in connection with administering and servicing the Receivables) and the fees and disbursements of the Issuer, the Administrator, the Owner Trustee, the Indenture Trustee, the Owner Trustee's and the Indenture Trustee's respective counsel, the Securities Intermediaries, the Paying Agent, the Authenticating Agent, the Note Registrar and the Certificate Registrar except for United States federal, state and local income and franchise taxes, if any, imposed on the Issuer or any Holder or any expenses in connection with realizing upon Receivables under Section 4.3.

                  SECTION 4.8 Servicer's Certificate.On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Paying Agent and the Rating Agencies a Servicer's Certificate, substantially in the form of Exhibit A, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to Section 5.5, and all information necessary for the Paying Agent to send statements to Holders pursuant to Section 5.9. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Issuer. The Servicer shall also specify each Receivable which the Seller or the Servicer is required to repurchase or purchase, as the case may be, as of the last day of the preceding Collection Period and each Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period. Subsequent to the Closing Date, the form of Servicer's Certificate may be revised or modified to cure any ambiguities or inconsistencies between such form and this Agreement; provided, however, that no material information shall be deleted from the form of Servicer's Certificate. In the event that the form of Servicer's Certificate is revised or modified in accordance with the preceding sentence, a form thereof, as so revised or modified, shall be provided to the Owner Trustee, the Paying Agent, the Indenture Trustee and each Rating Agency.

                  SECTION 4.9 Annual Statement as to Compliance.(A) The Servicer shall deliver to a firm of independent certified public accountants, on or before March 31 of each year commencing March 31, 2004, a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Servicer, stating that (a) a review of the activities of the Servicer during the year ended the preceding December 31 (or the period since the Cutoff Date in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year (or the period since the Cutoff Date in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 8.1. The Seller shall deliver to the Indenture Trustee and the Owner Trustee, promptly after having obtained

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

knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under
Section 8.1.

                  SECTION 4.10 Annual Audit Report.The Servicer shall cause a firm of independent public accountants (which may provide other services to the Servicer or the Seller) to prepare a report (with a copy of the certificate described in Section 4.9(a) attached) addressed to the Board of Directors of the Servicer, for the information and use of the Indenture Trustee, the Owner Trustee and the Rating Agencies on or before March of each year, beginning March 31, 2004 to the effect that, with respect to the twelve months ended the preceding December 31 (or the period since the Cutoff Date, in the case of the first such certificate), such firm has either (A) examined a written assertion by the Servicer about the effectiveness of the Servicer's internal control structure over the processing and reporting of transactions relating to securitized automobile loans with respect to the criteria set forth by the Servicer (the "Assertion") and that, on the basis of such examination, such firm is of the opinion that the Servicer's Assertion is fairly stated in all material respects except for such exceptions as shall be set forth in such firm's report, or (B) such firm has performed the following procedures:

1. For a sample of daily cash receipts during the preceding calendar year:

   a.  Trace total cash receipts to deposits on bank statements.
   b.  Agree cash receipts for securitized loans to computer reports.
   c. Trace cash receipts for securitized loans to disbursements to the Owner Trustee and the Indenture Trustee.

2. For a sample of monthly cash receipt reports:

   a. Agree total cash receipts per the cash receipt reports to "Total Payments From Obligors Applied to Collection Period" per monthly Servicer Certificates.
   b. Agree total principal payments per the cash receipt reports to "Principal Payments" per monthly Servicer Certificates.

3. For a sample of loans delinquent 30 days or more and for a sample of loans in repossession status, selected from the loan delinquency report or a new repossession report, as applicable, at a point in time, trace loan number to inclusion in the loan collection system.

The determination of which of the two alternative reports to be prepared and delivered, and the size of each sample to be tested, shall be decided in the sole discretion of the Servicer. The report of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 4.11 Access by Holders to Certain Documentation and Information Regarding Receivables.The Servicer shall provide to the Holders access to the Receivable Files in such cases where the Holders shall be required by applicable statutes or regulations to have access to such documentation. Access by the Holders shall be afforded without charge, but only upon reasonable request and during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section 4.11 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.11.

                  SECTION 4.12 Reports to Holders and the Rating Agencies.(A) The Indenture Trustee or the Owner Trustee, as applicable, shall provide to any Holder who so requests in writing (addressed to the Corporate Trust Office of such trustee) a copy of any Servicer's Certificate described in Section 4.8, of the annual statement described in Section 4.9(a), or of the annual report described in Section 4.10. The Indenture Trustee or the Owner Trustee, as applicable, may require the Holder to pay a reasonable sum to cover the cost of the Indenture Trustee's or the Owner Trustee's complying with such request, as applicable.

                  (b) The Indenture Trustee or the Owner Trustee, as applicable, shall forward to the Rating Agencies the statement to Holders described in
Section 5.9 and any other reports it may receive pursuant to this Agreement to
(i) Standard & Poor's, Standard & Poor's Ratings Service, 55 Water Street, New York, New York 10041, (ii) Moody's, ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007 and (iii) Fitch, One State Street Plaza, 32nd Floor, New York, New York 10004.

                  SECTION 4.13 Reports to the Securities and Exchange Commission.The Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                   ARTICLE V

                            ACCOUNTS; DISTRIBUTIONS;
                        STATEMENTS TO CERTIFICATEHOLDERS

                  SECTION 5.1 Establishment of Collection Account and Note Distribution Account. (A)On or prior to the Closing Date, the Issuer, the Collection Account Securities Intermediary and the Indenture Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Collection Account shall be established and maintained for the benefit of the Noteholders and the Certificateholders. If the depositary of the Collection Account ceases to be either a Qualified Institution or a Qualified Trust Institution, as applicable, the Issuer shall cause the Collection Account to be moved to a Qualified Institution or a separate trust account in a Qualified Trust Institution and the Indenture Trustee shall cause the depositary maintaining the new Collection Account to assume the obligations of the existing Collection Account Securities Intermediary under the Collection Account Control Agreement unless the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be. All amounts held in the Collection Account shall be invested in accordance with the Collection Account Control Agreement at the written direction of the Servicer to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Collection Account Securities Intermediary and the Indenture Trustee are the same Person, investments on which the Indenture

Trustee is the obligor (including repurchase agreements on which the Indenture Trustee, in its commercial capacity, is liable as principal) may mature on the next succeeding Payment Date; provided, however, that once such amounts have been invested in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above.

On or prior to the Closing Date, the Servicer shall establish and maintain for the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Deposit Account for the deposit of distributions to the Noteholders (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Note Distribution Account shall be established initially at JPMorgan Chase Bank. Should any depositary of the Note Distribution Account or the Certificate Distribution Account (including JPMorgan Chase Bank (or an Affiliate thereof)) cease to be either a Qualified Institution or a Qualified Trust Institution, as applicable, then the Servicer shall, with the Seller's assistance as necessary, cause the related account to be moved to a Qualified Institution or a Qualified Trust Institution, unless the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be. Amounts on deposit in the Note Distribution Account shall not be invested.

The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Note Distribution Account and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate.

                  SECTION 5.2 Collections.(A) The Servicer shall remit daily within forty-eight hours of receipt to the Collection Account all Collections collected during the Collection Period. Chase USA has requested that, so long as it is acting as the Servicer, the Servicer be permitted to make remittances of Collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section
5.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this
Section 5.2, the Servicer shall remit such collections to the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 11:00 a.m., New York City time, on the Deposit Date, but only for so long as (i) the short-term certificate of deposit ratings of the Servicer are at least P-1 by Moody's, "F1" by Fitch (if rated by Fitch) and "A-1" by Standard & Poor's, or the Rating Agency Condition is satisfied as a result of Collections being remitted on a monthly, rather than daily, basis and
(ii) the Servicer shall be Chase USA or JPMorgan Chase Bank. Upon remittance by the Servicer of Collections to the Collection Account pursuant to the preceding sentence, the Paying Agent shall provide written notice to the Indenture Trustee and the Owner Trustee no later than 11 a.m., New York City time, on each Deposit Date, setting forth the amounts remitted by the Servicer on such date and, if the Paying Agent fails to provide the Indenture Trustee and the Owner Trustee, with such written notice by 12 noon, New York City time, on such Deposit Date, then the Indenture Trustee and the Owner Trustee shall assume that no deposits were made to the Collection Account pursuant to this Section 5.2. For purposes of this Section 5.2 the phrase "payments made on behalf of the Obligors" shall mean payments made by Persons other than the Seller or the Servicer.

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

                  (b) Notwithstanding anything in this Agreement to the contrary, if the Servicer inadvertently deposits amounts that it mistakenly believes are Collections resulting in the payment in full of a Receivable, and
(i) the Servicer discovers its error prior to the Payment following such deposit, the Indenture Trustee, at the written direction of the Servicer, shall withdraw such amounts and pay them to the Servicer or (ii) the Servicer shall be deemed to have purchased such Receivable pursuant to Section 4.6 as of the last day of the Collection Period during which such error shall have occurred.

                  SECTION 5.3 [Reserved].

                  SECTION 5.4 Additional Deposits.The Servicer, or the Seller, as the case may be, shall deposit into the Collection Account the aggregate Repurchase Amount pursuant to Sections 3.2, 4.6 and 9.1(a), as applicable. All remittances shall be made to the Collection Account, in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 11 a.m., New York City time, on the Deposit Date.

                  SECTION 5.5 Distributions.(A) No later than 12 noon, New York City time, on each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be withdrawn from the Yield Supplement Account and the amounts to be withdrawn from the Reserve Account (if any) and deposited into the Collection Account and the amounts to be withdrawn from the Collection Account and paid to the Servicer and the Administrator, deposited into the Note Distribution Account and the Certificate Distribution Account and/or paid to the Class R Certificateholder pursuant to Sections 5.6(d) and 5.7(d) with respect to the next succeeding Payment Date.

                  (b) On each Deposit Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to
Section 4.8) to withdraw from the Yield Supplement Account and deposit in the Collection Account the Yield Supplement Withdrawal Amount for the related Payment Date and to withdraw from the Reserve Account and deposit in the Collection Account the Reserve Account Transfer Amount (if any) for the related Payment Date, and the Indenture Trustee shall so withdraw and deposit the Yield Supplement Withdrawal Amount and the Reserve Account Transfer Amount (if any) for such Payment Date.

                  (c) Not later than 11:00 a.m., New York City time, on each Payment Date, at the Servicer's direction, the Indenture Trustee, or the Paying Agent on behalf of the Indenture Trustee, shall cause to be made the following distributions, to the extent of the Total Distribution Amount then on deposit in the Collection Account and amounts withdrawn from the Reserve Account and deposited in the Collection Account by wire transfer of immediately available funds, in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Payment Date:

                  (i) to the Servicer, the sum of (x) the Servicing Fee for the
            preceding Collection Period, plus (y) the amount of any Servicing Fee previously due but not paid, if any, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account pursuant to Section 5.8;

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

                  (ii) to the Administrator, the sum of (x) the Administration
            Fee for such Payment Date, plus (y) the amount of any Administration Fee previously due but not paid, if any;

                  (iii) to the Note Distribution Account, the Noteholders'
            Interest Distributable Amount;

                  (iv) except as set forth in Section 5.5(d), to the Owner
            Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

                  (v) except as set forth in Section 5.5(d), to the Note
            Distribution Account, the Noteholders' Principal Distributable Amount; and

                  (vi) except as set forth in Section 5.5(d), to the Owner
            Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount; and

                  (vii) except as set forth in Section 5.5(d), to the Reserve
            Account, any remaining portion of the Total Distribution Amount.

                  In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this
Section 5.5(c) on the related Deposit Date.

                  (d) If the Notes have been declared immediately due and payable as provided in Section 5.2 of the Indenture following the occurrence of an Event of Default described in clause (a) or (b) of Section 5.2 of the Indenture, any amounts remaining in the Collection Account after the distributions described in clauses (i), (ii) and (iii) of Section 5.5(c) shall be distributed as follows: (1) an amount equal to the Outstanding Amount of the Notes will be deposited in the Note Distribution Account, and (2) any remaining amounts will be applied pursuant to clauses (iv), (v), (vi) and (vii) of Section 5.5(c).

                  SECTION 5.6 Yield Supplement Account.(a) On or prior to the Closing Date, the Issuer, the Yield Supplement Account Securities Intermediary and the Indenture Trustee shall have entered into the Yield Supplement Account Control Agreement pursuant to which the Yield Supplement Account shall be established and maintained for the benefit of the Noteholders and the Certificateholders. Pursuant to Section 2.5 of the Trust Agreement, on the Closing Date, the Owner Trustee shall deposit the Yield Supplement Account Initial Deposit into the Yield Supplement Account. No additional deposits will be made to the Yield Supplement Account after the Closing Date.

                  (b) If the depositary of the Yield Supplement Account ceases to be either a Qualified Institution or a Qualified Trust Institution, as applicable, the Issuer shall cause the Yield Supplement Account to be moved to a Qualified Institution or a separate trust account in a Qualified Trust Institution and the Indenture Trustee shall cause the depositary maintaining the new Yield Supplement Account to assume the obligations of the existing Yield Supplement Account Securities Intermediary under the Yield Supplement Account Control Agreement unless

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

the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  (c) All amounts held in the Yield Supplement Account shall be invested in accordance with the Yield Supplement Account Control Agreement at the written direction of the Class R Certificateholder to the extent provided in
Section 8.3(a) and Section 8.3(c) of the Indenture in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Yield Supplement Account Securities Intermediary and the Indenture Trustee are the same Person, investments on which the Indenture Trustee is the obligor (including repurchase agreements on which the Indenture Trustee, in its commercial capacity, is liable as principal) may mature on the next succeeding Payment Date; provided, however, that amounts on deposit in the Yield Supplement Account may be invested in Permitted Investments that mature later than the next succeeding Deposit Date, but in no event that mature later than 90 days after the date of investment, if the Rating Agency Condition is satisfied. Once amounts on deposit in the Yield Supplement Account are invested in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above.

                  (d) On each Payment Date, the Indenture Trustee shall withdraw from the Yield Supplement Account and pay to the Class R Certificateholder an amount equal to the excess, if any, of the amount on deposit in the Yield Supplement Account on such Payment Date (after giving effect to the withdrawal of the Yield Supplement Withdrawal Amount for such Payment Date) over the Specified Yield Supplement Amount with respect to such Payment Date.

                  SECTION 5.7 Reserve Account.(a) On or prior to the Closing Date, the Issuer, the Reserve Account Securities Intermediary and the Indenture Trustee shall have entered into the Reserve Account Control Agreement pursuant to which the Reserve Account shall be established and maintained for the benefit of the Noteholders and the Certificateholders. Pursuant to Section 2.5 of the Trust Agreement, on the Closing Date, the Owner Trustee shall deposit the Reserve Account Initial Deposit into the Reserve Account.

                  (b) If the depositary of the Reserve Account ceases to be either a Qualified Institution or a Qualified Trust Institution, as applicable, the Issuer shall cause the Reserve Account to be moved to a Qualified Institution or a separate trust account in a Qualified Trust Institution and the Indenture Trustee shall cause the depositary maintaining the new Reserve Account to assume the obligations of the existing Reserve Account Securities Intermediary under the Reserve Account Control Agreement unless the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  (c) All amounts held in the Reserve Account shall be invested in accordance with the Reserve Account Control Agreement at the written direction of the Class R Certificateholder to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Reserve Account Securities Intermediary and the Indenture Trustee are the same Person, investments on which the Indenture Trustee is the obligor (including repurchase agreements on which the Indenture Trustee, in its commercial capacity, is liable as principal) may mature on the next succeeding Payment Date; provided, however, that amounts on deposit in the Reserve Account may be invested in Permitted Investments that mature later than the next succeeding Deposit Date, but in no event that mature later than 90 days after the date of investment, if the Rating Agency Condition is satisfied. Once amounts on deposit in the Reserve Account are invested in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above.

                  (d) On each Payment Date, the Indenture Trustee shall withdraw from the Reserve Account and pay to the Class R Certificateholder the sum of (i) all investment earnings (net of losses and investment expenses) credited to the Reserve Account since the prior Payment Date and (ii) the excess, if any, of the amount on deposit in the Reserve Account over the Specified Reserve Account Balance with respect to such Payment Date (after giving effect to all deposits therein or withdrawals therefrom on such Payment Date). Upon any distribution to the Class R Certificateholder of amounts from the Reserve Account, the Holders will have no rights in, or claims, to, such amounts. Amounts properly distributed to the Class R Certificateholder from the Reserve Account shall not be available under any circumstances to the Indenture Trustee, and the Class R Certificateholder shall not in any event thereafter be required to refund any such distributed amounts.

                  SECTION 5.8 Net Deposits.Chase USA (in its capacity as the Seller or the Servicer) may make the remittances pursuant to Sections 5.2 and
5.4 above, net of amounts to be retained by it or distributed to it (also in any such capacity) pursuant to Section 4.7 (if applicable) and Section 5.5, if (a) it shall be the Servicer and (b) it is entitled, pursuant to Section 5.2, to make deposits on a monthly basis, rather than a daily basis. Nonetheless, the Servicer shall account for all of the above-described amounts as if such amounts were deposited and distributed separately.

                  SECTION 5.9 Statements to Certificateholders and Noteholders.(A) On each Payment Date, the Servicer shall provide to the Indenture Trustee and the Paying Agent (for the Paying Agent to forward to each Noteholder of record pursuant to the Indenture) and to the Owner Trustee (for the Owner Trustee to forward to each Certificateholder of record pursuant to the Trust Agreement) a statement substantially in the form of Exhibit B (or such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer), with a copy to the Rating Agencies, setting forth at least the following information as to the Notes (separately stating such information as to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes) and the Certificates, to the extent applicable:

                  (i) the amount of such distribution allocable to principal on each class of Notes and the Certificates;

                  (ii) the amount of such distribution allocable to interest on each class of Notes and the Certificates;

                  (iii) the amount of the Servicing Fee paid to the Servicer pursuant to Section 5.5(c);

                  (iv) the amount of the Administration Fee paid to the
            Administrator on such Payment Date;

                  (v) the Outstanding Amount of each class of the Notes, the
            Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3 Note Pool Factor, the Class A-4 Note Pool Factor, the Certificate Balance and the Certificate Pool Factor, in each case after giving effect to payments allocated to principal reported under (i) above;

                  (vi) the Pool Balance as of the last day of the preceding
            Collection Period;

                  (vii) the aggregate amount of the Repurchase Amounts for
            Repurchased Receivables with respect to the related Collection Period paid by each of the Seller and the Servicer (accounted for separately);

                  (viii) the amount of Aggregate Net Losses, if any, for such
            Payment Date;

                  (ix) the balance of the Yield Supplement Account on such
            Payment Date, after giving effect to the withdrawal of the Yield Supplement Withdrawal Amount for such Payment Date;

                  (x) the balance of the Reserve Account on such Payment Date, after giving effect to deposits into and withdrawals from the Reserve Account on such Payment Date;

                  (xi) the Specified Reserve Account Balance for such Payment
            Date;

                  (xii) the Total Distribution Amount for such Payment Date;

                  (xiii) the Noteholders' Distributable Amount and the
            components thereof;

                  (xiv) the Certificateholders' Distributable Amount and the
            components thereof;

                  (xv) the Yield Supplement Withdrawal Amount for such Payment
            Date; and

                  (xvi) the Reserve Account Transfer Amount, if any, for such
            Payment Date.

                  Each amount set forth pursuant to subclause (i), (ii), (iii),
(iv), (xii) or (xiii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note or a Certificate, as applicable.

                                   ARTICLE VI

                                   THE SELLER

                  SECTION 6.1 Representations of Seller.The Seller makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                  (ii) Power and Authority. The Seller has the power and
            authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to the Issuer as the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party has been duly authorized by the Seller by all necessary action.

                  (iii) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; this Agreement and each of the other Basic Documents to which it is a party constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (iv) No Violation. The consummation of the transactions
            contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (v) No Proceedings. There are no proceedings or investigations pending, or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, or the Notes or the Certificates, or (d) relating to the Seller and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                  SECTION 6.2 Liability of Seller; Indemnities.The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

                  The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement and the other Basic Documents, and costs and expenses in defending against the same.

                  The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) the Seller's violation of federal or state securities laws in connection with the registration of the sale of the Notes and the Certificates.

                  Indemnification under this Section 6.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Issuer, the Owner Trustee or the Indenture Trustee, respectively, pursuant to this Section 6.2 and the Issuer, the Owner Trustee or the Indenture Trustee, respectively, thereafter shall collect any of such amounts from others, the Issuer, the Owner Trustee or the Indenture Trustee, respectively, shall repay such amounts to the Seller, without interest.

                  SECTION 6.3 Merger or Consolidation of Seller.Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall be bound to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt written notice of any merger or consolidation to the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and the Rating Agencies.

                  SECTION 6.4 Limitation on Liability of Seller and Others.The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under any other Basic Documents. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement or any other Basic Document, and that in its opinion may involve it in any expense or liability.

                  SECTION 6.5 Seller May Own Notes and Certificates.The Seller or any of its Affiliates may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the definition of "Outstanding" specified in Section 1.1. Notes or Certificates so owned by or pledged to the Seller or any Affiliate thereof shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes or Certificates, as applicable.

                                  ARTICLE VII

                                  THE SERVICER

                  SECTION 7.1 Representations of Servicer.The Servicer makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement (or as of a date a Person (other than the Indenture Trustee) becomes Servicer pursuant to Section 7.3 or Section 8.2), and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a national banking association or corporation and is in good standing under the laws of the United States of America or the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

                  (ii) Power and Authority. The Servicer has the power and
            authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out the terms thereof; and the execution, delivery, and performance of this Agreement and the other Basic Documents has been duly authorized by the Servicer by all necessary action.

                  (iii) Binding Obligations. This Agreement and the other Basic
            Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights, whether considered in a proceeding at law or in equity.

                  (iv) No Violation. The consummation of the transactions
            contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (v) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                  (vi) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

                  SECTION 7.2 Liability of Servicer; Indemnities.The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

                  (i) The Servicer shall defend, indemnify, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Holders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                  (ii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against the Issuer with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the Receivables or federal, state or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Notes or the Certificates and costs and expenses in defending against the same.

                  (iii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Holders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Indenture Trustee or the Holders through the willful misfeasance, gross negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 7.2 shall survive the termination of such Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination. The provisions of Section
6.7 of the Indenture and Sections 8.1 and 8.2 of the Trust Agreement with respect to the Servicer's obligations are incorporated by reference herein.

                  SECTION 7.3 Merger or Consolidation of Servicer.Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall be bound to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Servicer shall promptly inform the Issuer, the Owner Trustee, the Indenture Trustee, the Seller and the Rating Agencies in writing of any such merger or consolidation.

                  SECTION 7.4 Limitation on Liability of Servicer and Others.(A) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Holders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                  (b) The Servicer, and any director, or officer, employee or agent of the Servicer, shall be indemnified by the Issuer and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses) incurred in connection with any legal action relating to the performance of the Servicer's duties under this Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to this Agreement or the Basic Documents; (ii) any loss, liability, or expense incurred solely by reason of the Servicer's willful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement or the Basic Documents; and (iii) any loss, liability, or expense for which the Issuer is to be indemnified by the Servicer under this Agreement or the Basic Documents. Any amounts due the Servicer pursuant to this Section 7.4 shall be payable on a Payment Date from amounts distributable to the Class R Certificateholder from the Reserve Account pursuant to Section 5.7(d).

                  (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Holders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this Section 7.4 shall be payable on a Payment Date from amounts distributable to the Class R Certificateholder from the Reserve Account pursuant to Section 5.7(d) and from amounts distributable to the Class R Certificateholder from the Yield Supplement Account pursuant to Section 5.6(d).

                  The Person to be indemnified shall provide the Issuer, the Owner Trustee and the Indenture Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

                  SECTION 7.5 Servicer Not To Resign.Except as permitted by
Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) in the event of the appointment of a successor Servicer, upon satisfaction of the Rating Agency Condition. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Issuer, the Indenture Trustee, the Owner Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Indenture Trustee and the Owner Trustee concurrently with such notice. No such resignation shall become effective until the Indenture Trustee (which shall not be obligated to act as successor Servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable law) or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder in accordance with Section 8.2.

                  SECTION 7.6 Delegation of Duties.So long as Chase USA acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. The Servicer shall pay any compensation payable to such Person from its own funds and none of the Issuer, the Owner Trustee, the Indenture Trustee or the Holders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this Section 7.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 7.5. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder to such Person shall be deemed to be between the Servicer and such Person alone, and the Issuer, the Owner Trustee, the Indenture Trustee and
Holders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

                                  ARTICLE VIII

                         EVENTS OF SERVICING TERMINATION

                  SECTION 8.1 Events of Servicing Termination.Any one of the following events which shall occur and be continuing shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                  (i) Any failure by the Servicer to deliver to the Indenture
            Trustee the Servicer's Certificate for the related Collection Period, or any failure by the Servicer to deliver to the Indenture Trustee, for deposit in any of the Trust Accounts or the Certificate Distribution Account, any proceeds or payment required to be so delivered under the terms of the Certificates or the Notes and this Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for a period of five Business Days after (A) discovery by an officer of the Servicer or (B) written notice (1) to the Servicer by the Indenture Trustee or the Owner Trustee or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full, by Holders of the Certificates evidencing not less than 25% of the Certificate Balance);

                  (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the Indenture, which failure shall (a) materially and adversely affect the rights of the Issuer or the Holders, and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Indenture Trustee or the Owner Trustee, or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full, by Holders of the Certificates evidencing not less than 25% of the Certificate Balance);

                  (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv) The consent by the Servicer to the appointment of a
            conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon the occurrence of any Event of Servicing Termination as described above, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or the Holders of Certificates evidencing not less than a majority of the Certificate Balance), by notice given in writing to the Servicer (and to the Indenture Trustee or the Owner Trustee, as applicable, if given by Holders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates, the Notes or the Receivables or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to this Section 8.1; and, without limitation, the Indenture Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the predecessor Servicer in the Collection Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Indenture Trustee and the Owner Trustee shall give written notice of any termination of the Servicer to their related Holders, and the Indenture Trustee shall give such notice to the Rating Agencies. Neither the Indenture Trustee nor any successor Servicer shall be deemed to be in default hereunder by reason of its failure to make, or any delay in making, any distribution hereunder or any portion thereof which was caused by (i) the failure of the predecessor Servicer to deliver, or any delay in delivering cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the predecessor Servicer.

                  SECTION 8.2 Indenture Trustee to Act; Appointment of Successor Servicer.Upon the Servicer's receipt of notice of termination pursuant to
Section 8.1 or resignation pursuant to Section 7.5, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution (x) having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and (y) whose regular business shall include the servicing of automobile receivables, as successor Servicer under this Agreement; provided, that the appointment of any such successor Servicer is required to satisfy the Rating Agency Condition. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless the Indenture Trustee shall be prohibited by law from so acting, the Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

                  SECTION 8.3 Notification to Noteholders and
Certificateholders.Upon any Event of Servicing Termination, or appointment of a successor Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders, at their respective addresses of record, and to the Rating Agencies.

                  SECTION 8.4 Waiver of Past Defaults.The Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes (or, the Holders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any Event of Servicing Termination that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from any of the Trust Accounts or the Certificate Distribution Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies; provided, however, that the Indenture Trustee or the Owner Trustee shall only be required to give such notice if a Responsible Officer thereof has actual knowledge of the related event.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1 Optional Purchase of All Receivables; Trust Termination.(A) As of the last day of any Collection Period as of which the Pool Balance shall be equal to or less than the Optional Purchase Percentage of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Servicer shall notify the Indenture Trustee, the Owner Trustee, the Note Registrar and the Certificate Registrar in writing, no later than the

25th day of the Collection Period following which purchase is to be effected, shall pay the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in, to and under such property. The payment shall be made in the manner specified in Section 5.4, and shall be distributed pursuant to Section 5.5. The Indenture Trustee shall not permit the purchase of the Owner Trust Estate pursuant to this Section 9.1 unless (i) the Servicer's long-term unsecured debt is rated at the time of such purchase at least "BBB-" by Standard & Poor's and Fitch (if rated by Fitch) and Baa3 by Moody's or (ii) the Servicer provides to the Indenture Trustee an Opinion of Counsel in form and substance satisfactory to the Rating Agencies to the effect that such purchase will not constitute a fraudulent transfer under applicable state and federal law.

                  (b) Upon any sale of the assets of the Issuer pursuant to
Article V of the Indenture, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Sale Proceeds") in the Collection Account. On the Payment Date on which the Sale Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee in writing to make, and the Indenture Trustee shall make, the following deposits and distributions (after the application on such Payment Date of the Total Distribution Amount pursuant to Section 5.5) from the Sale Proceeds and any funds remaining on deposit in the Yield Supplement Account and the Reserve Account (including the proceeds of any sale of investments therein):

                  (i) to the Note Distribution Account, any portion of the
            Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Payment Date;

                  (ii) to the Note Distribution Account, the Outstanding Amount
            of the Notes (after giving effect to the reduction in the Outstanding Amount of the Notes resulting from the deposits made in the Note Distribution Account on such Payment Date);

                  (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Payment Date; and

                  (iv) to the Certificate Distribution Account, the Certificate
            Balance and any Certificateholders' Principal Carryover Shortfall (after giving effect to the reduction in the Certificate Balance resulting from the deposits made in the Certificate Distribution Account on such Payment Date).

Any Sale Proceeds remaining after the deposits described above shall be paid to the Class R Certificateholder.

                  (c) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                  (d) After the payment to the Indenture Trustee, the Owner Trustee, the Holders and the Servicer of all amounts required to be paid under this Agreement, the Indenture and the Trust Agreement, any amounts on deposit in the Yield Supplement Account, the Reserve Account or the Collection Account shall be paid to the Class R Certificateholder, and any other assets remaining in the Owner Trust Estate shall be distributed to the Class R Certificateholder.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1 Amendment.This Agreement may be amended by the Seller, the Servicer and the Owner Trustee, on behalf of the Issuer, with the prior consent of the Indenture Trustee and prior notice to the Rating Agencies but without prior notice to or the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions herein, to evidence a succession to the Servicer or the Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel reasonably acceptable and delivered to the Owner Trustee and the Indenture Trustee, adversely and materially affect the interests of the Issuer or any of the Holders; provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment, or (ii) to effect a transfer or assignment in compliance with Section 10.6 of this Agreement. Notwithstanding the foregoing, no amendment modifying the provisions of Section 5.5 shall become effective without satisfaction of the Rating Agency Condition.

                  This Agreement may also be amended from time to time by the Seller, the Servicer and the Owner Trustee, on behalf of the Issuer, with the consent of the Indenture Trustee, the Holders of Certificates evidencing at least a majority of the Certificate Balance of the Certificates and the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders (including effecting a transfer or assignment in compliance with Section 10.6 of this Agreement); provided, however, that no such amendment, except with the consent of the Holders of all Certificates or Notes, as applicable, then outstanding, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Receivables, or distributions that shall be required to be made on any Certificate or Note, or (b) reduce the aforesaid percentage of the Certificate Balance of the Certificates or the Outstanding Amount of the Notes required to consent to any such amendment.

                  Promptly after the execution of any amendment or consent referred to in this Section 10.1, the Owner Trustee shall furnish a copy of such amendment or consent to each Certificateholder and the Indenture Trustee, who shall promptly furnish a copy to each Noteholder and to the Rating Agencies.

                  It shall not be necessary for the consent of the Indenture Trustee, the Certificateholders or the Noteholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee and the Owner Trustee shall not be obligated to enter into any such amendment which affects the Indenture Trustee's and the Owner Trustee's own rights, duties or immunities under this Agreement.

                  Satisfaction of the Rating Agency Condition is required prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (i) of the first paragraph of this Section 10.1.

                  SECTION 10.2 Protection of Title to Owner Trust Estate.(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Indenture Trustee in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In addition, the Seller hereby authorizes the Issuer at any time and from time to time to file any financing statements and amendments thereto in any jurisdiction as may be necessary or desirable to preserve, maintain, and protect the interests of the Issuer and the Indenture Trustee in the Receivables and the proceeds thereof.

                  (b) Neither the Seller nor the Servicer shall change its name in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-506 (or any comparable section) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 30 days prior written notice thereof.

                  (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least 60 days prior written notice of any change in the jurisdiction of its organization or the State designated as its location in its Articles of Association if, as a result of such change in jurisdiction or the State designated as its location in its Articles of Association, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables or at which the Receivable Files are located within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant hereto.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile receivable to any prospective purchaser, creditor, or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

                  (g) The Servicer shall permit the Indenture Trustee and the Owner Trustee and their respective agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five Business Days, a list of all Receivables by account number and name of Obligor then held by the Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer Certificates indicating removal of Receivables from the Owner Trust Estate.

                  (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                  (i) upon the execution and delivery of this Agreement, an
            Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (ii) on or before March 31 of each year, commencing with March
            31, 2004, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the

            Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the provisions of Section 10.4, such Opinion of Counsel may be sent by regular non-certified mail, and such mailed opinion shall be deemed delivered when so mailed.

                  (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 10.3 GOVERNING LAW.THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.4 Notices.All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, c/o Chase Automotive Finance Corporation, 900 Stewart Avenue, Garden City, New York 11530 Attention:
Financial Controller, or at such other address as shall be designated by the Seller in a written notice to the Indenture Trustee, (b) in the case of the Servicer, c/o Chase Manhattan Automotive Finance Corporation, 900 Stewart Avenue, Garden City, New York 11530, Attention: Financial Controller, or at such other address as shall be designated by the Servicer in a written notice to the Indenture Trustee, (c) in the case of the Indenture Trustee, at Wells Fargo Bank Minnesota, National Association, Sixth Street and Marquette Avenue MAC N9311-161, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Office and (d) in the case of the Issuer and the Owner Trustee, at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Holder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder shall receive such notice.

                  SECTION 10.5 Severability of Provisions.If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or of the Notes or the rights of the Holders thereof.

                  SECTION 10.6 Assignment.Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3, 7.3, 7.5 and 8.2, neither the Seller nor the Servicer may assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment satisfies the Rating Agency Condition. In the event of a transfer or assignment pursuant to this Section 10.6, the Rating Agencies shall be provided with notice of such transfer or assignment.

                  SECTION 10.7 Certificates and Notes Nonassessable and Fully Paid.The interests represented by the Certificates and Notes shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon authentication thereof by the Indenture Trustee and the Owner Trustee pursuant to the Trust Agreement and the Indenture, respectively, each Certificate and Note shall be deemed fully paid.

                  SECTION 10.8 Third-Party Beneficiaries.This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. The Administrator, the Owner Trustee, individually and on behalf of the Certificateholders and the Class R Certificateholder, and the Indenture Trustee, individually and on behalf of the Noteholders are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as it were a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                  SECTION 10.9 Assignment to Indenture Trustee.The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee and agrees that the enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if such right or remedy had been enforced or executed by the Issuer.

                  SECTION 10.10 Limitation of Liability of Owner Trustee and Indenture Trustee.(A) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Wells Fargo not in its individual capacity but solely as Indenture Trustee, and in no event shall Wells Fargo have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  SECTION 10.11 No Petition. The Seller and Servicer, by entering into this Agreement hereby covenant and agree that they will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

                  SECTION 10.12 Disclosure.Notwithstanding anything herein to the contrary, Chase USA and the Issuer (and any employee, representative or other agent of both Chase USA and the Issuer) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the U.S. federal income tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 CHASE MANHATTAN BANK USA,
                                  NATIONAL ASSOCIATION, as Seller
                                  and Servicer




                                 By: /s/ Patricia Garvey
                                     -------------------------------------------
                                     Name:  Patricia Garvey
                                     Title: Vice President




                                 CHASE MANHATTAN AUTO OWNER TRUST
                                  2003-B, as Issuer


                                 By: WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as Owner Trustee on behalf of the Issuer




                                 By: /s/ Janel R. Havrilla
                                     -------------------------------------------
                                     Name:  Janel R. Havrilla
                                     Title: Financial Services Officer

Acknowledged and Accepted:

WELLS FARGO BANK MINNESOTA,
 NATIONAL ASSOCIATION,
 not in its individual capacity,
 but solely in its capacity
 as Indenture Trustee


By: /s/ Marianna C. Stershic
    -----------------------------------
     Name: Marianna C. Stershic
     Title: Vice President

                                                                       EXHIBIT C


                  FORM OF COLLECTION ACCOUNT CONTROL AGREEMENT

                  Collection Account Control Agreement, dated as of July 25, 2003 among Chase Manhattan Auto Owner Trust 2003-B, a Delaware statutory trust (the "Issuer"), Wells Fargo bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the "Secured Party"), and JPMORGAN CHASE BANK, a New York banking corporation (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meanings assigned in Section 1.1 of the Sale and Servicing Agreement between the Issuer and Chase Manhattan Bank USA, National Association, dated as of July 25, 2003, as the same may be amended and supplemented from time to time (the "Sale and Servicing Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  1. Establishment of Collection Account. The Securities Intermediary hereby confirms that (a) the Securities Intermediary has established the Collection Account, (b) the Collection Account is a "securities account" as such term is defined in ss.8-501(a) of the UCC, (c) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Issuer as entitled to exercise the rights that comprise any financial asset credited to the Collection Account, (d) all property delivered to the Securities Intermediary pursuant to the Sale and Servicing Agreement for deposit in the Collection Account will be promptly credited to the Securities Account and (e) all securities or other property underlying any financial assets credited to the Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collection Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                  2. Treatment as "Financial Assets". The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collection Account shall be treated as a "financial asset" within the meaning of ss.8-102(a)(9) of the UCC. The Securities Intermediary agrees that any interest, cash dividends or other cash distributions received in respect of any Permitted Investments and the net proceeds of any sale or payment of any Permitted Investments shall be promptly credited to the Collection Account.

                  3. Control by Secured Party. At all times prior to the termination of this Agreement as provided in Section 17, the Securities Intermediary shall take instructions and directions and act upon "entitlement orders" (within the meaning of ss.8-102(a)(8) of the UCC) issued by the Secured Party without further consent by the Issuer. Except as otherwise provided in this Section, the Securities Intermediary shall also comply with entitlement orders originated by the Issuer or the Servicer on behalf of the Issuer without further consent by the Secured Party. If the Secured Party notifies the Securities Intermediary that the Secured Party will exercise exclusive control over the Collection Account, the Securities Intermediary shall not comply with entitlement orders or other directions issued by the Issuer or the Servicer on behalf of the Issuer. Funds on deposit in the Collection Account shall be invested in Permitted Investments selected by the Issuer or the Servicer on behalf of the Issuer or by the Secured Party to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture. At all times prior to the termination of this Agreement as provided in Section 17, no property shall be released from the Collection Account except upon the written instructions of the Secured Party or the Paying Agent.

                  4. Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collection Account and/or any financial assets credited thereto simultaneously to each of the Servicer and the Secured Party at the address set forth in Section 12.

                  5. Tax Allocations. All items of income, gain, expense and loss recognized in the Collection Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Issuer.

                  6. Securities Intermediary's Jurisdiction. This Agreement, the Collection Account and the rights and obligations of the Securities Intermediary, the Secured Party and the Issuer with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Relevant UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  7. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited to the Collection Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Secured Party.

                  8. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Issuer in the Collection Account, the Securities Intermediary does not know of any claim to, or interest in, the Collection Account or in any "financial asset" (as defined in ss.8-102(a)(9) of the UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collection Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Secured Party and the Issuer thereof.

                  9. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                  (A) The Collection Account has been established as set forth in Section 1 above and the Collection Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Collection Account without the prior written consent of the Secured Party.

                  (B) No financial asset is or will be registered in the name of the Issuer, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

                  (C) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

                  (D) The Securities Intermediary has not entered into, and
            until the termination of this Agreement will not enter into, any agreement with any other person relating to any of the Collection Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in ss.8-102(a) (8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Issuer or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.

                  (E) The Securities Intermediary is a "securities intermediary"
            (as defined in ss.8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Collection Account.

                  (F) The Securities Intermediary is not a "clearing
            corporation" (as defined in ss.8-102(a)(5) of the UCC).

                  11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

     Issuer:                    c/o Wilmington Trust Company
                                Rodney Square North
                                1100 North Market Street
                                Wilmington, Delaware  19890
                                Attention: Corporate Trust Administration

     Secured Party:             Wells Fargo Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                MAC: N9311-161
                                Minneapolis, Minnesota  55479

     Securities Intermediary:   JPMorgan Chase Bank
                                450 West 33rd Street, 10th Floor
                                New York, New York 10001-2697
                                Attention: Structured Finance/Chase Auto

                  Any party may change his address for notices in the manner set forth above.


                  13. Removal of Securities Intermediary. The Secured Party acting at the direction of the Issuer shall remove the Securities Intermediary if it ceases to be a Qualified Institution or a Qualified Trust Institution unless the Rating Agency Condition is satisfied in connection with the Securities Intermediary's ceasing to be a Qualified Institution or a Qualified Trust Institution and appoint a Qualified Institution or a Qualified Trust Institution to act as successor Securities Intermediary hereunder. No removal of the Securities Intermediary shall become effective until a successor Securities Intermediary shall have been appointed by the Secured Party hereunder and shall have accepted such appointment in writing. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the removed Securities Intermediary shall transfer all items of property held by it to such successor (which items of property shall be transferred to a new Collection Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor.

                  14. Indenture Trustee as Secured Party. The Secured Party shall at all times be the same Person that is the Indenture Trustee under the Indenture. Resignation or removal of the Indenture Trustee under the Indenture shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as successor Indenture Trustee under the Indenture, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly transfer to such successor Secured Party all items of property held by the Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.

                  15. No Petition. The Securities Intermediary, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

                  16. Limitation of Liability. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatsoever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

                  17. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Collection Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Collection Account has been terminated pursuant to the terms of the Indenture, all distributions in respect of the Certificate Balance and interest due to the Certificateholders has been paid in full and the Secured Party has notified the Securities Intermediary of the occurrence of such events in writing.

                  18. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                           CHASE MANHATTAN AUTO OWNER TRUST 2003-B

                           By: WILMINGTON TRUST COMPANY, not in
                           its individual capacity, but solely as Owner Trustee


                           By:
                               -------------------------------------------------
                               Name:
                               Title:


                           WELLS FARGO BANK MINNESOTA,
                           NATIONAL ASSOCIATION, not in its individual capacity but solely as Secured Party



                           By:
                               -------------------------------------------------
                               Name:
                               Title:


                           JPMORGAN CHASE BANK, as Securities
                           Intermediary



                           By:
                               -------------------------------------------------
                               Name:
                               Title:

                                                                       EXHIBIT D


                    FORM OF RESERVE ACCOUNT CONTROL AGREEMENT

                  RESERVE Account Control Agreement, dated as of July 25, 2003 among Chase Manhattan Auto Owner Trust 2003-B, a Delaware statutory trust (the "Issuer"), Wells Fargo BANK Minnesota, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the "Secured Party"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meanings assigned in Section 1.1 of the Sale and Servicing Agreement between the Issuer and Chase Manhattan Bank USA, National Association, dated as of July 25, 2003, as the same may be amended and supplemented from time to time (the "Sale and Servicing Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  1. Establishment of Reserve Account. The Securities Intermediary hereby confirms that (a) the Securities Intermediary has established the Reserve Account, (b) the Reserve Account is a "securities account" as such term is defined in ss.8-501(a) of the UCC, (c) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Issuer as entitled to exercise the rights that comprise any financial asset credited to the Reserve Account, (d) all property delivered to the Securities Intermediary pursuant to the Sale and Servicing Agreement for deposit in the Reserve Account will be promptly credited to the Securities Account and (e) all securities or other property underlying any financial assets credited to the Reserve Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Reserve Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                  2. Treatment as "Financial Assets". The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Reserve Account shall be treated as a "financial asset" within the meaning of ss.8-102(a)(9) of the UCC. The Securities Intermediary agrees that any interest, cash dividends or other cash distributions received in respect of any Permitted Investments and the net proceeds of any sale or payment of any Permitted Investments shall be promptly credited to the Reserve Account.

                  3. Control by Secured Party. At all times prior to the termination of this Agreement as provided in Section 17, the Securities Intermediary shall take instructions and directions and act upon "entitlement orders" (within the meaning of ss.8-102(a)(8) of the UCC) issued by the Secured Party without further consent by the Issuer. Except as otherwise provided in this Section, the Securities Intermediary shall also comply with entitlement orders originated by the Issuer or the Class R Certificateholder without further consent by the Secured Party. If the Secured Party notifies the Securities Intermediary that the Secured Party will exercise exclusive control over the Reserve Account, the Securities Intermediary shall not comply with entitlement orders or other directions issued by the Issuer or the Class R Certificateholder. Funds on deposit in the Reserve Account shall be invested in Permitted Investments selected by the Issuer or the Class R Certificateholder or by the Secured Party to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture. At all times prior to the termination of this

Agreement as provided in Section 17, no property shall be released from the Reserve Account except upon the written instructions of the Secured Party or the Paying Agent.

                  4. Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Reserve Account and/or any financial assets credited thereto simultaneously to each of the Servicer and the Secured Party at the address set forth in Section 12.

                  5. Tax Allocations. All items of income, gain, expense and loss recognized in the Reserve Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Issuer.

                  6. Securities Intermediary's Jurisdiction. This Agreement, the Reserve Account and the rights and obligations of the Securities Intermediary, the Secured Party and the Issuer with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Relevant UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Reserve Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  7. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Reserve Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited to the Reserve Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Secured Party.

                  8. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Issuer in the Reserve Account, the Securities Intermediary does not know of any claim to, or interest in, the Reserve Account or in any "financial asset" (as defined in ss.8-102(a)(9) of the UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Reserve Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Secured Party and the Issuer thereof.

                  9. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                  (A) The Reserve Account has been established as set forth in
            Section 1 above and the Reserve Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Reserve Account without the prior written consent of the Secured Party.

                  (B) No financial asset is or will be registered in the name of the Issuer, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

                  (C) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

                  (D) The Securities Intermediary has not entered into, and
            until the termination of this Agreement will not enter into, any agreement with any other person relating to any of the Reserve Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in ss.8-102(a) (8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Issuer or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.

                  (E) The Securities Intermediary is a "securities intermediary"
            (as defined in ss.8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Reserve Account.

                  (F) The Securities Intermediary is not a "clearing
            corporation" (as defined in ss.8-102(a)(5) of the UCC).

                  11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

     Issuer:                    c/o Wilmington Trust Company
                                Rodney Square North
                                1100 North Market Street
                                Wilmington, Delaware  19890
                                Attention:  Corporate Trust Administration

     Secured Party:             Wells Fargo Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                MAC:  N9311-161
                                Minneapolis, Minnesota  55479

     Securities Intermediary:   Wells Fargo Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                MAC:  N9311-161

                                Minneapolis, Minnesota  55479

                  Any party may change his address for notices in the manner set forth above.

                  13. Removal of Securities Intermediary. The Secured Party acting at the direction of the Issuer shall remove the Securities Intermediary if it ceases to be a Qualified Institution or a Qualified Trust Institution unless the Rating Agency Condition is satisfied in connection with the Securities Intermediary's ceasing to be a Qualified Institution or a Qualified Trust Institution and appoint a Qualified Institution or a Qualified Trust Institution to act as successor Securities Intermediary hereunder. No removal of the Securities Intermediary shall become effective until a successor Securities Intermediary shall have been appointed by the Secured Party hereunder and shall have accepted such appointment in writing. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the removed Securities Intermediary shall transfer all items of property held by it to such successor (which items of property shall be transferred to a new Reserve Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor.

                  14. Indenture Trustee as Secured Party. The Secured Party shall at all times be the same Person that is the Indenture Trustee under the Indenture. Resignation or removal of the Indenture Trustee under the Indenture shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as successor Indenture Trustee under the Indenture, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly transfer to such successor Secured Party all items of property held by the Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.

                  15. No Petition. The Securities Intermediary, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

                  16. Limitation of Liability. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatsoever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

                  17. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Reserve Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Reserve Account has been terminated pursuant to the terms of the Indenture, all distributions in respect of the Certificate Balance and interest due to the Certificateholders have been paid in full and the Secured Party has notified the Securities Intermediary of the occurrence of such events in writing.

                  18. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           CHASE MANHATTAN AUTO OWNER TRUST
                           2003-B

                           By: WILMINGTON TRUST COMPANY, not in
                           its individual capacity, but solely as Owner Trustee


                           By:
                               -------------------------------------------------
                               Name:
                               Title:


                           WELLS FARGO BANK MINNESOTA,
                           NATIONAL ASSOCIATION, not in its individual capacity but solely as Secured Party



                           By:
                               -------------------------------------------------
                               Name:
                               Title:


                           WELLS FARGO BANK MINNESOTA,
                           NATIONAL ASSOCIATION, as Securities
                           Intermediary



                           By:
                               -------------------------------------------------
                               Name:
                               Title:

                                                                       EXHIBIT E


               FORM OF YIELD SUPPLEMENT ACCOUNT CONTROL AGREEMENT

                  Yield Supplement Account Control Agreement, dated as of July 25, 2003 among Chase Manhattan Auto Owner Trust 2003-B, a Delaware statutory trust (the "Issuer"), Wells Fargo BANK Minnesota, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the "Secured Party"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meanings assigned in Section 1.1 of the Sale and Servicing Agreement between the Issuer and Chase Manhattan Bank USA, National Association, dated as of July 25, 2003, as the same may be amended and supplemented from time to time (the "Sale and Servicing Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  1. Establishment of Yield Supplement Account. The Securities Intermediary hereby confirms that (a) the Securities Intermediary has established the Yield Supplement Account, (b) the Yield Supplement Account is a "securities account" as such term is defined in ss.8-501(a) of the UCC, (c) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Issuer as entitled to exercise the rights that comprise any financial asset credited to the Yield Supplement Account, (d) all property delivered to the Securities Intermediary pursuant to the Sale and Servicing Agreement for deposit in the Yield Supplement Account will be promptly credited to the Securities Account and (e) all securities or other property underlying any financial assets credited to the Yield Supplement Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Yield Supplement Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                  2. Treatment as "Financial Assets". The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Yield Supplement Account shall be treated as a "financial asset" within the meaning of ss.8-102(a)(9) of the UCC. The Securities Intermediary agrees that any interest, cash dividends or other cash distributions received in respect of any Permitted Investments and the net proceeds of any sale or payment of any Permitted Investments shall be promptly credited to the Yield Supplement Account.

                  3. Control by Secured Party. At all times prior to the termination of this Agreement as provided in Section 17, the Securities Intermediary shall take instructions and directions and act upon "entitlement orders" (within the meaning of ss.8-102(a)(8) of the UCC) issued by the Secured Party without further consent by the Issuer. Except as otherwise provided in this Section, the Securities Intermediary shall also comply with entitlement orders originated by the Issuer or the Class R Certificateholder without further consent by the Secured Party. If the Secured Party notifies the Securities Intermediary that the Secured Party will exercise exclusive control over the Yield Supplement Account, the Securities Intermediary shall not comply with entitlement orders or other directions issued by the Issuer or the Class R Certificateholder. Funds on deposit in the Yield Supplement Account shall be invested in Permitted Investments selected by the Issuer or the Class R Certificateholder or by the Secured

Party to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture. At all times prior to the termination of this Agreement as provided in Section 17, no property shall be released from the Yield Supplement Account except upon the written instructions of the Secured Party or the Paying Agent.

                  4. Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Yield Supplement Account and/or any financial assets credited thereto simultaneously to each of the Servicer and the Secured Party at the address set forth in Section 12.

                  5. Tax Allocations. All items of income, gain, expense and loss recognized in the Yield Supplement Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Issuer.

                  6. Securities Intermediary's Jurisdiction. This Agreement, the Yield Supplement Account and the rights and obligations of the Securities Intermediary, the Secured Party and the Issuer with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Relevant UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Yield Supplement Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  7. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Yield Supplement Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited to the Yield Supplement Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Secured Party.

                  8. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Issuer in the Yield Supplement Account, the Securities Intermediary does not know of any claim to, or interest in, the Yield Supplement Account or in any "financial asset" (as defined in ss.8-102(a)(9) of the UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Yield Supplement Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Secured Party and the Issuer thereof.

                  9. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                  (A) The Yield Supplement Account has been established as set forth in Section 1 above and the Yield Supplement Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Yield Supplement Account without the prior written consent of the Secured Party.

                  (B) No financial asset is or will be registered in the name of the Issuer, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

                  (C) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

                  (D) The Securities Intermediary has not entered into, and
            until the termination of this Agreement will not enter into, any agreement with any other person relating to any of the Yield Supplement Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in ss.8-102(a) (8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Issuer or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.

                  (E) The Securities Intermediary is a "securities intermediary"
            (as defined in ss.8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Yield Supplement Account.

                  (F) The Securities Intermediary is not a "clearing
            corporation" (as defined in ss.8-102(a)(5) of the UCC).

                  11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

     Issuer:                    c/o Wilmington Trust Company
                                Rodney Square North
                                1100 North Market Street
                                Wilmington, Delaware  19890
                                Attention:  Corporate Trust Administration

     Secured Party:             Wells Fargo Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue

                                MAC:  N9311-161
                                Minneapolis, Minnesota  55479

     Securities Intermediary:   Wells Fargo Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                MAC: N9311-161
                                Minneapolis, Minnesota  55479

                  Any party may change his address for notices in the manner set forth above.

                  13. Removal of Securities Intermediary. The Secured Party acting at the direction of the Issuer shall remove the Securities Intermediary if it ceases to be a Qualified Institution or a Qualified Trust Institution unless the Rating Agency Condition is satisfied in connection with the Securities Intermediary's ceasing to be a Qualified Institution or a Qualified Trust Institution and appoint a Qualified Institution or a Qualified Trust Institution to act as successor Securities Intermediary hereunder. No removal of the Securities Intermediary shall become effective until a successor Securities Intermediary shall have been appointed by the Secured Party hereunder and shall have accepted such appointment in writing. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the removed Securities Intermediary shall transfer all items of property held by it to such successor (which items of property shall be transferred to a new Yield Supplement Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor.

                  14. Indenture Trustee as Secured Party. The Secured Party shall at all times be the same Person that is the Indenture Trustee under the Indenture. Resignation or removal of the Indenture Trustee under the Indenture shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as successor Indenture Trustee under the Indenture, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly transfer to such successor Secured Party all items of property held by the Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.

                  15. No Petition. The Securities Intermediary, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

                  16. Limitation of Liability. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall

Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatsoever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

                  17. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Yield Supplement Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Yield Supplement Account has been terminated pursuant to the terms of the Indenture, all distributions in respect of the Certificate Balance and interest due to the Certificateholders have been paid in full and the Secured Party has notified the Securities Intermediary of the occurrence of such events in writing.

                  18. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                          CHASE MANHATTAN AUTO OWNER TRUST 2003-B

                          By: WILMINGTON TRUST COMPANY, not in
                          its individual capacity, but solely as Owner Trustee


                          By:
                              --------------------------------------------------
                              Name:
                              Title:


                          WELLS FARGO BANK MINNESOTA,
                          NATIONAL ASSOCIATION, not in its individual capacity but solely as Secured Party



                          By:
                              --------------------------------------------------
                              Name:
                              Title:


                          WELLS FARGO BANK MINNESOTA,
                          NATIONAL ASSOCIATION, as Securities
                          Intermediary



                          By:
                              --------------------------------------------------
                              Name:
                              Title: